Exhibit 10.1

CONTRACT OF SALE AND PURCHASE
(Ohio Logistics Portfolio)

THIS CONTRACT OF SALE AND PURCHASE (this "Contract") is made as of May 29, 2025 (the "Effective Date") by and between OH I&L LL, LLC, a Delaware limited liability company ("Seller") and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation ("Purchaser").

Terms which are used in this Contract and not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE 14 hereof.

In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1

SALE OF THE MEMBERSHIP INTERESTS

1.1       Property. For the purposes of this Contract, the term "Property" means, in the aggregate, all of Seller’s right, title and interest, if any, in and to the following as of the Effective Date only:

(a)       (1) the "Land", which shall refer collectively to all of the land located at each address as shown on Exhibit A attached hereto and made a part hereof (together with the applicable Improvements thereon, each, a "Parcel", and collectively, the "Parcels"), together with (2) all right, title and interest, if any, of Seller, in and to (i) strips or gores, if any, between the applicable Land and abutting properties, whether owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside of the boundaries of such Land, (ii) any land lying in or under the bed of any highway, avenue, street, road, alley, easement or right-of-way, open or proposed, in, on, across, abutting or adjacent to such Land, to the center line thereof, (iii) all right, title and interest of Seller, reversionary or otherwise, in and to all easements, rights-of-way, alleys, and open and proposed streets, in each case in or upon the applicable Land and all other rights, privileges and appurtenances belonging or in anywise pertaining to such Land or the Improvements described below, (iv) all mineral rights with respect to the applicable Land, and (v) that certain Ground Lease by and between DFH Group, LLC (as successor in interest to Graphic Laminating, Inc.), as landlord ("Ground Lessor"), and Seller (as successor in interest to Duke Realty Limited Partnership), as tenant, dated as of December 12, 2001, and recorded on June 26, 2013, in the official records of Cuyahoga County, Ohio as document no. 201306260435 for a portion of Parcel located at 6161 Cochran Road, Solon, Ohio (the "Ground Lease"), in each case to the extent (and only to the extent) owned by Seller (but without any representation or warranty of, or any recourse, cost or liability to, Seller or any Seller Affiliates (as hereinafter defined), whatsoever);

(b)       all of the buildings and other structures and improvements situated on the Land (collectively, the "Improvements"; and with the Land, collectively, the "Real Property");

(c)       all of Seller’s right, title and interest, if any, in and to all mechanical, electrical, heating, air conditioning and plumbing systems, fixtures and equipment; and all other machinery, equipment, fixtures and personal property of every kind and character, and all accessories and additions thereto, located in or on the Land or Improvements (collectively, the "Personalty"); but specifically excluding any items of personal property (or which otherwise would constitute "Personalty") owned by tenants of the Land or Improvements or any third parties;

(d)       all of Seller’s right, title and interest, if any, in and to those certain leases (collectively, the "Leases"; for greater clarity, the Master Lease (as hereinafter defined) and any subleases are not Leases for the purposes hereof) that grant a possessory interest in and to any space situated in or upon the Real Property or that otherwise grant rights with regard to use of all or any portion of the Land or Improvements, together with all amendments, extensions, modifications and supplements thereto, together with all rentals paid or payable by the tenants under such Leases (individually, a "Tenant" and collectively, the "Tenants") for any period of time beginning on or subsequent to the Closing Date (as hereinafter defined), and all cash security, letters of credit (if any), and other deposits held by Seller under such Leases (collectively, the "Security Deposits");

(e)       all of Seller’s right, title and interest, if any, in and to all assignable service, supply, maintenance and leasing brokerage contracts relating to the Land, Improvements or Personalty (in each case, subject to Section 3.4 below) (the "Property Contracts"); provided, however, the term "Property Contracts" shall not include Leases;

(f)       all of Seller’s right, title and interest, if any, in and to all assignable warranties and guaranties in favor of Seller, if any, relating to the Land, Improvements, Property Contracts or Personalty, including, without limitation, the roof warranties related to the Parcels located at 2829-2843 Charter Street (Columbus) and 13325 Darice Parkway (Cleveland) (provided that Purchaser shall be responsible for the payment of any fees required to be paid in connection with any such assignment) (collectively, the "Warranties");

(g)       all of Seller’s right, title and interest, if any, in and to each of the following to the extent freely assignable (without recourse to Seller): (i) all licenses, permits and approvals, if any, which transfer automatically with the Land, Improvements or Personalty, (ii) all plans and specifications relating to the Land, Improvements or Personalty in Seller's possession or control, (iii) advertising material and telephone numbers used exclusively in connection with the Real Property (and not in connection with any other properties or businesses), and (iv) transferable development rights, together with any dedications and entitlements related to the Real Property, which transfer automatically with the Real Property.

Notwithstanding anything contained herein, the following real and personal property and intangibles (collectively, the "Excluded Property") shall be excluded from the Property: (i) any studies, reports, appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Real Property, including, without limitation, budgets prepared by or on behalf of Seller or any Affiliate of Seller (except, in each case, to the extent expressly required to be provided to Purchaser pursuant to Section 3.1 hereof or Schedule 3.1 attached hereto and made a part hereof); (ii) any studies, reports, documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Real Property and/or Seller, or which are subject to a confidentiality agreement; and (iii) the names "Investcorp", "Investcorp International Realty, Inc." or any variations of either of the foregoing and any and all trademarks, service marks, trade names, logos, other intellectual property rights or any other rights associated therewith.

1.2       Membership Interests. Prior to the Closing, Seller intends to form fourteen (14) separate limited liability companies organized within the state of Delaware (each, a “New Company”, and collectively, the “New Companies”). Seller will be the sole member in each New Company. Prior to the Closing, Seller will transfer the Property to each corresponding New Company as shown on Schedule 1, in accordance with this Agreement. At Closing, Seller will sell to Purchaser, and Purchaser agrees to purchase and accept from Seller, for the price and subject to the terms, covenants, conditions and provisions set forth herein, One Hundred Percent (100%) of the membership interests in each New Company (the “Membership Interests”).

ARTICLE 2

CONSIDERATION

2.1       Purchase Price. The purchase price ("Purchase Price") for the Membership Interests is ONE HUNDRED NINETY-THREE MILLION and 00/100 Dollars ($193,000,000.00), which shall be payable by Purchaser to Seller (subject to prorations and other credits provided for in this Contract) as follows.

2.1.1       Within one (1) business day after the Effective Date (and as a condition to the effectiveness of this Contract), Purchaser shall deposit with Old Republic National Title Insurance Company, whose address is 2 Hudson Place, 5th Floor, Hoboken, NJ 07030, Attention: Michael Atkins ("Title Company"), the amount of THREE MILLION EIGHT HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($3,860,000.00) (the "Deposit") in good funds. Should Purchaser fail to make the Deposit within one (1) business day after the Effective Date, this Contract shall automatically terminate, whereupon the Title Company shall return to Seller all executed originals of this Contract then in its possession and Seller and Purchaser shall have no further rights, liabilities or obligations hereunder. The Title Company shall deposit the Deposit in an interest-bearing account maintained at a federally insured bank or savings and loan association located in New York County, New York, in such a manner that the entire Deposit is, to the extent feasible, protected by federal deposit insurance. To facilitate the timely deposit of the Deposit, Purchaser hereby represents, warrants, covenants and agrees with Seller and the Title Company that Purchaser's federal taxpayer identification number is 27-5466153 and that it will promptly execute such documentation as the Title Company may reasonably require to enable the Title Company to comply with the deposit instructions set forth herein. The Deposit shall be non-refundable except as expressly provided in Section 3.3 hereof.

2.1.2        Seller and Purchaser hereby agree that the Purchase Price shall be allocated among the Properties as reasonably determined by both Seller and Purchaser on or prior to the Closing Date (each, the "Allocated Purchase Price"); provided, however, that if Seller and Purchaser fail to agree on the Allocated Purchase Price on or prior to the Closing Date, then, in such event, each of Seller and Purchaser shall have the right to allocate the Purchase Price in their own discretion (it being understood and agreed that the failure to determine the Allocated Purchase Price shall not be a condition to Closing or delay Closing).

2.1.3       The Deposit and any interest earned thereon is hereinafter collectively referred to as the "Earnest Money." If the transaction contemplated by this Contract is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price and paid to Seller at Closing. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as provided herein.

2.1.4       The balance of the Purchase Price shall be paid in cash by wire transfer of immediately available funds. The purchase and sale under this Contract shall cover all, and not less than all, of the Membership Interests. For greater clarity, Purchaser shall not be entitled to purchase less than all of the Membership Interests, and if Seller or Purchaser exercises a right to terminate this Contract in accordance with the express provisions hereof, this Contract shall be deemed terminated with respect to all of the Membership Interests.

ARTICLE 3

INSPECTION

3.1       Matters to be Submitted. As of the Effective Date, subject to the further terms of this Section 3.1, Seller has delivered to Purchaser or its agents (including, without limitation, if posted to the data site maintained by Seller's Broker in connection with the contemplated sale of the Membership Interests to which access is provided to Purchaser (the "Data Site")), or has otherwise made available at the offices of Manager (as hereinafter defined), the following items (collectively, with items heretofore delivered or made available to Purchaser, the "Submission Matters"); provided, however, that:

(x) (1) Seller shall not be obligated to deliver or make available any such Submission Matter to the extent such Submission Matter is not actually in the possession or reasonable control of Seller or Manager and Seller shall have no liability and no further obligations to Purchaser hereunder as a result of Seller's failure to deliver or make available any Submission Matter which is not actually in Seller's or Manager's possession or reasonable control, and (2) neither Seller nor Manager shall be obligated to take legal action or incur any material expense or effort in order to obtain any Submission Matters that are in the possession of third parties; and

(y) Seller shall be deemed to have satisfied its obligations under this Section 3.1 to deliver or to make available the Submission Matters as provided above,

(i) if Seller instructs, or has instructed, Manager to conduct a search of documents and any other records in Manager's possession or reasonable control and to make any such records or documents which constitute Submission Matters available to Purchaser (which shall be deemed satisfied if posted to the Data Site),

(ii) Seller has requested from Manager confirmation that it has fulfilled the search and delivery parameters described in the foregoing clause (i) (and, if Manager has not confirmed in a reasonably timely fashion, then Seller shall again request such confirmation, at reasonably timed intervals), and

(iii) Seller delivers, or has delivered (or has made available), any Submission Matters in Seller's possession or control, in all material respects.

(a)       a copy of each Lease and the Ground Lease currently in effect and each Lease, if any, which has been executed but is not yet in effect;

(b)       a current rent roll for the Property (the "Rent Roll");

(c)       a schedule identifying the amount of any Security Deposit made by each Tenant under its Lease;

(d)       annual operating statements for the Property detailing income and expenses, for the calendar years 2022, 2023, 2024 and 2025 (when available);

(e)       copies of all current (if available) real estate and personal property tax bills and if such current bills are not available, copies of all such bills for the most recent period for which such bills are available, together with evidence that all taxes due and payable with respect to the Property have been paid in full to the latest payment date and copies of any documents pertaining to any pending tax certiorari proceedings, with respect to the Property;

(f)       copies of all other permits and licenses issued by any Governmental Authority with respect to the Real Property (the "Permits");

(g)       copies of all outstanding leasing and service contracts, which affect any portion of the Property or its operation, regardless of whether such contracts are assignable;

(h)       the New Title Commitments and Existing Survey (each as hereinafter defined);

(i)       any environmental reports related to Seller's refinance of the Property in 2024 that Seller has in its possession or reasonable control; and

(j)       without duplication of the foregoing items (a) – (i), copies of all documents/information listed in Schedule 3.1 hereto, to the extent in Seller's or Manager's possession or reasonable control.

Purchaser acknowledges that, except if and to the extent otherwise expressly set forth herein, Seller makes no representations or warranties of any kind to Purchaser in connection with any Submission Matters. For greater clarity, all information posted to the Data Site are Submission Matters for all purposes hereof.

3.2       Inspection Provisions. During the period commencing on the Effective Date and ending at 5:00 p.m. Eastern time on May 29, 2025, or the earlier termination of this Contract (the "Inspection Period"), Purchaser may review the Submission Matters and enter or have its authorized representatives and its and their agents, employees and representatives ("Purchaser Representatives") enter upon the Real Property or any part thereof at any reasonable time, subject to the rights of Tenants occupying space in the Real Property pursuant to Leases, for the purpose of conducting, at Purchaser's sole risk and expense, "Investigations" (as defined in the Access Agreement defined below), all and in each case subject to and in accordance with the terms and provisions of that certain Access and Due Diligence Agreement, dated as of April 11, 2025 (the "Access Agreement"), by and between Seller and Purchaser, which terms and provisions are incorporated herein by this reference, and which terms and provisions shall survive the expiration or earlier termination of this Contract and the Closing to the extent such terms would have survived the expiration or earlier termination of the Access Agreement. To the extent that the provisions of the Access Agreement are inconsistent with the provisions set forth in the body of this Contract (including Section 11.24 hereof), the provisions set forth in the body of this Contract (including Section 11.24 hereof) shall govern and control in each instance. Purchaser’s right to conduct Investigations hereunder shall include the right of Purchaser to conduct interviews in accordance with the following sentences. Seller shall coordinate all requests of Purchaser to conduct tenant interviews with Tenants occupying space in the Real Property pursuant to Leases. Following the request of Purchaser, Seller shall use commercially reasonable efforts to coordinate all requests of Purchaser to conduct tenant interviews, and Purchaser shall not, without Seller’s consent, contact Tenants at the Property directly.

3.3       Right of Termination. If Purchaser is dissatisfied for any reason in its sole discretion with the results of Purchaser’s due diligence, then, in such event, no later than the expiration of the Inspection Period, Purchaser shall notify Seller in writing of Purchaser's election to terminate this Contract (the "Termination Notice"), in which event the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, except those that expressly survive the termination of this Contract (the "Surviving Obligations"). Purchaser acknowledges and agrees that if Purchaser fails to deliver a Termination Notice on or prior to the expiration of the Inspection Period, then, in any such event, Purchaser shall be deemed to have waived Purchaser's right to deliver any Termination Notice and Purchaser shall have no right to terminate this Contract under this Section 3.3. Purchaser hereby agrees that in the event that Purchaser fails to terminate this Contract in accordance with the foregoing provisions, the same shall constitute an acknowledgment that Seller has given Purchaser every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property, the Membership Interests and all Submission Matters, that Purchaser completed all of Purchaser's due diligence examinations, reviews and inspections of all matters pertaining to the indirect purchase of the Property, and all physical, environmental and compliance matters and conditions respecting the Property, and that Purchaser approves of all aspects of the Property and elects to proceed with the purchase of the Membership Interests subject to and in accordance with the terms of this Contract.

3.4       Assumption of Contracts. Unless Purchaser terminates this Contract prior to the expiration of the Inspection Period, Purchaser shall provide written notice ("Purchaser's Contract Notice") to Seller on or prior to the expiration of the Inspection Period of any Property Contract which is terminable without cause, upon written notice to the counter-party at any time or upon sale of the

Membership Interests, and which Purchaser desires to have terminated effective as of the Closing Date. At a reasonable time prior to the Closing, Seller shall deliver notices of termination with respect to such Property Contracts specified in Purchaser's Contract Notice, but Seller shall have no obligation to cause such termination to be effective as of the Closing Date with respect to any such Property Contract which cannot, by its terms, be terminated as of the Closing Date without the payment of any termination fees or penalties, and New Company shall assume all of the Property Contracts in effect as of the Closing Date which are not terminated pursuant to the provisions of this Section 3.4. Seller shall also terminate any property or asset management agreement(s) and the Master Lease as of the Closing Date (at Seller's sole cost and expense).

3.5       Continued Access. If Purchaser does not terminate the Contract on or prior to the expiration of the Inspection Period pursuant to the terms of Section 3.3 hereof, then, in such event, for the period from the expiration of the Inspection Period until the Closing Date, Purchaser and Purchaser's Representatives shall continue to have the right to enter upon the Real Property or any part thereof at reasonable times, subject to the rights of Tenants occupying space in the Real Property pursuant to Leases, for the purpose of conducting further Investigations, in each case subject to and in accordance with the terms and provisions of this Contract (including, without limitation, Section 3.2 hereof and the Access Agreement); it being understood and agreed that, regardless of the results of any Investigations pursuant to the terms of this Section 3.5 hereof, Purchaser shall have no right to terminate this Contract (and/or any other remedies) pursuant to the terms of this Section 3.5.

ARTICLE 4

TITLE AND SURVEY

4.1       Title Report. Seller has ordered commitments for title insurance issued by the Title Company (each, a "Title Report") covering each Parcel, together with legible photocopies (to the extent available) of all instruments referred to in the Title Report as conditions or exceptions to title to the Real Property. Purchaser acknowledges receipt of copies of Seller's new owner's title commitments covering each Parcel (each, a "New Title Commitments", and collectively, the "New Title Commitments").

4.2       Survey. Purchaser may order, within five (5) business days following the Effective Date, new surveys or updated surveys (collectively, the "Survey Update") of the Real Property comprising each Property prepared and certified as to all matters shown thereon by a surveyor licensed by the state in which the Real Property is located, and shall request that a duplicate of the Survey Update be delivered to Seller's counsel. Purchaser acknowledges receipt of copies of Seller's existing surveys of the Real Property (each, an "Existing Survey", and collectively, the "Existing Survey"). If Purchaser elects not to obtain an update of Seller’s existing survey or the update is not completed prior to Closing, Seller shall provide a no change affidavit for each Existing Survey in form attached hereto as Exhibit T.

4.3       Review of Title and Survey. Purchaser expressly acknowledges and agrees that it shall have no right, under Section 4.4 hereof or otherwise, to object to any or all matters, exceptions, encumbrances, clouds or other defects ("Title Exceptions") shown or referred to in the New Title Commitments or the Existing Survey and/or any Title Report or Survey Update received prior to the expiration of the Inspection Period (collectively, "Existing Title Matters"), it being understood and agreed that Purchaser's sole right with respect to any Existing Title Matters shall be to exercise Purchaser's right to terminate this Contract pursuant to the terms of Section 3.3 hereof prior to the expiration of the Inspection Period. If Purchaser receives a Title Report or Survey Update after the expiration of the Inspection Period, then, in such event, Purchaser shall have until the earlier of five (5) business days after the date on which Purchaser receives such Title Report or Survey Update or the Closing Date (the "Title Objection Date"), to give Seller a written notice (the "Title Objection Notice") that sets forth any objections that Purchaser has to title or survey matters ("Additional Title Matters") first shown by or referred to in such Title Report or the Updated Survey (other than any Existing Title Matters and any other Permitted Encumbrances (as hereinafter defined)) that have, or could reasonably be expected to have, a material adverse effect on the current use or marketability of title to the Property (the "Purchaser Title Objections"). Any and all (I) Existing Title Matters and Additional Matters which are referred to in the Title Report or on the Updated Survey or any updates thereto and as to which Purchaser does not object in accordance with the foregoing provisions on or prior to the Title Objection Date, and (II) Existing Title Matters shall be deemed to be permitted exceptions to title to the Property ("Permitted Encumbrances"). The following shall also be deemed Permitted Encumbrances: exceptions for (i) real estate taxes and assessments that are a lien not yet due and payable (or comparable language), (ii) rights of Tenants (or any new Tenant after the Effective Date), as tenants only, under the Leases (or any new Lease or occupancy agreement after the Effective Date) (or comparable language), (iii) recorded lease documents, including subordination, non-disturbance and attornment agreements regarding existing Tenants at the Property or any new Tenants after the Effective Date entered into in accordance with this Contract, (iv) Applicable Laws related to zoning, building and other governmental and quasi-governmental laws, codes and regulations, (v) the standard printed or "general" exceptions included in a standard form of owner's policy of title insurance in Ohio (other than those that can be removed by Seller's execution and delivery of the Owner's Affidavit (as hereinafter defined) to the Title Company), (vi) any title exception created pursuant to a Lease (including any new Lease or occupancy agreement after the Effective Date entered into in accordance with this Contract) by a Tenant (or any new Tenant after the Effective Date) or pursuant to a Lease (or any new Lease or occupancy agreement after the Effective Date entered into in accordance with this Contract) or otherwise that is to be discharged by or is otherwise the responsibility of a tenant or occupant of the Property, including, without limitation, any construction or mechanic's liens arising by or through the Tenants affecting the Property, notices of commencement, or similar filings filed in connection with tenant improvements, (vii) rights of vendors and holders of security interests on personal property installed on the Property by Tenants (including any new Tenant after the Effective Date) under Leases (including any new Lease or occupancy agreement after the Effective Date) (as Tenants only) and rights of Tenants (including any new Tenant after the Effective Date) to remove fixtures at the expiration of the term of such Leases (or any new Leases or occupancy agreement) of such Tenants, (viii) the terms, covenants and conditions set forth in the New Company Organizational Documents (as hereinafter defined), and (ix) the terms, covenants and conditions set forth in that certain Assignment of Ground Lease by and between Seller and Ohio Industrial Cleveland, LP, a Delaware limited partnership, dated as of September 14, 2020.

4.4       Objections to Status of Title. If Purchaser timely provides a Title Objection Notice as provided in Section 4.3 above, then, in such event, Seller shall notify Purchaser, within five (5) business days of Seller's receipt of the Title Objection Notice (the "Notification Deadline"), of those items objected to by Purchaser that Seller is unwilling to Cure (as hereinafter defined) and those which Seller agrees to Cure ("Seller's Title Notification"). If Seller fails to timely notify Purchaser of its willingness to Cure any items or does not specify its willingness to Cure a specific item in Seller's Title Notification, it shall be deemed to be an election by Seller not to Cure such items. Seller shall have until the Closing (the "Cure Period") to satisfy those of Purchaser's objections which Seller has agreed in writing to Cure. In the event that Seller elects, or is deemed to have elected, not to Cure (or fails to Cure) any properly raised Purchaser Title Objections within the Cure Period, then, in any such event, Purchaser shall have the option either to (a) waive such properly raised Purchaser Title Objections and purchase the Membership Interests as otherwise contemplated in this Contract, without any adjustment in the Purchase Price, in which event such waived objections shall become Permitted Encumbrances, or (b) subject to Seller's extension and cure right set forth in the following paragraph, terminate this Contract by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations (it being understood and agreed that if Seller shall have given (or be deemed to have given) a Seller's Title Notification that does not agree to Cure all of the properly raised Purchaser Title Objections referred to in Purchaser's Title Objection Notice, then, in such event, Purchaser shall give a written notice to Seller no later than the earlier of (x) the scheduled Closing Date, and (y) two (2) business days after the Notification Deadline of its election under clause (a) or clause (b), and if Purchaser shall fail to give such written notice within such period, then, in such event, Purchaser shall be deemed to have given written notice of its election under clause (a) above). Notwithstanding anything contained herein, Seller shall have no obligation to Cure any Purchaser Title Objection, except that Seller shall be obligated to (x) Cure any mortgages or deeds of trust placed on the Property by Seller (including, having the Title Company remove such mortgages or deeds of trust and any associated recorded documents filed in connection with such mortgage financing solely for the purpose of encumbering the Property or Seller's interest thereto from the Owner's Policy (as hereinafter defined) based on a payoff letter to be followed post-Closing by the recordation of a reconveyance or satisfaction), and (y) Cure any other monetary lien which is of record encumbering the Real Property which either is (1) the direct result of the actions (or intentional omissions, but only where Seller is under an express duty to act) of Seller or its authorized agents acting on Seller's specific written instructions with respect to the specific matter in question (as opposed to the actions or omissions of any Tenant or other third party), or (2) any other monetary lien in an amount not to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate as to any and all such monetary liens; provided, however, that Seller shall not be obligated to Cure any monetary liens encumbering the Real Property that are the result of any act or omission of Purchaser, any of Purchaser's Representatives or any of the Tenants or other occupants at the Real Property. For the avoidance of doubt, Seller shall not have to Cure any monetary lien unless (x) such monetary lien can be fully and finally satisfied and discharged merely by the payment of a liquidated or pre-determined amount to the beneficiary thereof (and, for the avoidance of doubt, without requiring any work to be performed on the Real Property), and (y) Seller has elected not to dispute the validity of such monetary lien, the amount thereof or otherwise (provided that Seller shall not act in bad faith in electing to dispute any such monetary lien). For the purposes of this Contract, the term "Cure" shall mean with respect to any matter (p) curing or bonding over such item, (q) removing such item as an exception from the Owner's Policy, (r) causing the Title Company (or another nationally recognized title insurance company licensed in the state in which the applicable Parcel is located) to insure over or to provide affirmative insurance or extended coverage with respect to such item (including, without limitation, by endorsement), in the case of this subclause (r), in a manner reasonably satisfactory to Purchaser.

If, as of the Closing Date, Seller is unable to Cure any item that Seller agreed to Cure (after giving effect in each case to Seller's obligations, if any, under this Section 4) (or any monetary lien that Seller is required to remove pursuant to the preceding paragraph of this Section 4.4, if applicable), then, in any such event, Seller may elect to extend the Closing Date by up to an additional thirty (30) days in the aggregate in order to provide Seller with additional time to Cure such items. If Seller is unable to Cure such items during such thirty (30) day extension period, then, in any such event, Purchaser shall then elect, as its sole and exclusive remedy, either to (I) waive Purchaser's objections and purchase the Membership Interests as otherwise contemplated in this Contract, without any adjustment in the Purchase Price, in which event such waived objections shall become Permitted Encumbrances, or (II) terminate this Contract by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations. If Purchaser fails to give notice under clause (I) or (II) above within two (2) business days after the expiration of such thirty (30) day extension period, then, in such event, Purchaser shall be deemed to have given notice under clause (I) above.

4.5       Purchaser's Post-Termination Obligations. In the event this Contract is terminated, Purchaser shall remain liable for the costs and expenses of the Title Report and any update thereto, and Purchaser shall pay all such costs and expenses as and when the same become due and payable. Purchaser shall be solely responsible for the cost of the Updated Survey. The provisions of this Section 4.5 shall survive the expiration, early termination or Closing of this Contract.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1       Seller's Representations. Seller represents and warrants for itself to Purchaser as of the Effective Date (and, to the extent set forth in Section 7.2.1(g) hereof, as of the Closing Date), as follows:

5.1.1       Seller is validly organized and existing under the laws of the State of Delaware and in good standing and authorized to do business in the State in which its Property is located, as applicable.

5.1.2       This Contract is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing (collectively, the "Closing Documents") will be, duly authorized, executed, and delivered by Seller. Seller has all requisite right, power and authority to enter into this Contract and the Closing Documents executed by Seller, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The obligations contained in this Contract and the other Closing Documents are and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). Seller's execution, delivery and compliance with, and performance of the terms and provisions of this Contract and the Closing Documents, and the sale of the Membership Interests, will not (i) conflict with or result in any violation of its organizational documents, (ii) to Seller's knowledge, conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party in its individual capacity, or (iii) to Seller's knowledge, violate any applicable law relating to Seller or its assets or properties.

5.1.3       To Seller's knowledge, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority is required to be obtained or made in connection with the execution, delivery and performance of this Contract by Seller and the Closing Documents to be executed by Seller or any of Seller's obligations in connection with the transactions required or contemplated hereby or thereby.

5.1.4       With respect to the Leases, except as shown on the Rent Roll, in the Leases, and/or as part of the Submission Matters, and except as set forth herein (i) to Seller's knowledge, there are no other leases, licenses, or occupancy agreements affecting the Property, (ii) true, correct and complete copies, in all material respects, of all Leases have been delivered to Purchaser on the Data Site, and the Leases contain the entire agreement between the parties thereto, (iii) to Seller's knowledge, except as set forth in Schedule 5.1.4 attached hereto and made a part hereof (the "Disclosure Schedule"), no monetary defaults by a Tenant under any Lease has occurred and is continuing; (iv) except as set forth in the Disclosure Schedule, fixed rent and additional rent is currently being collected under the Leases without offset, audit, dispute, counterclaim or deduction, and no Tenant under any Lease asserted any such claim against Seller for any failure of performance of any of the terms of any Lease or otherwise; (v) no Lease has been terminated, whether by Seller, the Tenant under such Lease, the operation of law or otherwise, and no Tenant has exercised, or provided a written notice of its intent to exercise, any termination or contraction right under the Lease to which such Tenant is a party except as set forth in the Disclosure Schedule; and (vi) to Seller's knowledge, there are no parties in possession of, and no person or entity has the right to use, possess, or occupy any applicable Property except for the Tenants under the Leases.

5.1.5       Seller has not filed or been the subject of any filing of, and is not a debtor under, a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors, and has not made an assignment for the benefit of creditors.

5.1.6       Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

5.1.7       There are no pending eminent domain or condemnation proceedings against the Property or any material part thereof and to Seller's actual knowledge, no such proceedings are presently threatened in writing or contemplated by any authority with the power of eminent domain.

5.1.8       To Seller's actual knowledge, except for Future Commissions (as hereinafter defined) described on Exhibit C attached hereto and made a part hereof and/or Future Tenant Inducement Costs (as hereinafter defined) described on Exhibit D attached hereto and made a part hereof, as of the Effective Date: (a) all initial tenant improvements required to be constructed by Seller under the Leases (including, without limitation, pursuant to the work letter agreements attached thereto) with respect to the initial premises leased by the Tenants thereunder (including any expansion premises leased by Tenants pursuant to expansion options exercised by such Tenants as of the Effective Date) (collectively, the "TI's") have been substantially completed; (b) all tenant improvement allowance amounts required to be disbursed by Seller with respect to the TI's to be constructed by Seller or the Tenants under the Leases have been disbursed in full; and (c) all out-of-pocket moving allowances, leasing commissions and other Tenant Inducement Costs required to be paid by Seller under the Leases with respect to the initial premises leased by the Tenants thereunder (including any expansion premises leased by Tenants pursuant to expansion options exercised by such Tenants as of the Effective Date) have been paid by Seller in full.

5.1.9       Intentionally omitted.

5.1.10       Seller has no employees and Seller is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code and none of its assets constitutes or will constitute (or are or will be deemed, for purposes of ERISA or Section 4975 of the Code, or, if applicable, any substantially similar federal, state, local or foreign law, to constitute) assets of any such Plan.

5.1.11       Neither Seller nor any party controlling Seller, nor to Seller's knowledge any other beneficial owner of Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 133224 66 Fed. Reg. 49079 (September 25, 2001) (the "Order") and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the "Lists"); (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) to Seller's knowledge, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order, or (iv) is a Forbidden Entity or has engaged in any dealings or transactions, or is otherwise associated, with any Forbidden Entity. A "Forbidden Entity" is defined as (A) the governments of Cuba, Iran, North Korea, Myanmar, Syria and Sudan (each, a "Prohibited Country") and any of their agencies, including, but not limited to, political units and subdivisions (each, a "Prohibited Government"); and (B) any company that (1) is wholly or partially managed or controlled by a Prohibited Government, (2) is established, organized under, or whose principal place of business is in any Prohibited Country, or (3) has failed to submit an affidavit following request therefore averring that it does not own or control any property or asset in and has not and does not transact business with any Prohibited Country. For purposes of this Section 5.1.11, a "company" is any entity whether publicly traded or privately owned capable of affecting commerce, including, but not limited to, a government, governmental agency, natural person, legal person, sole proprietorship, partnership, firm corporation, subsidiary, affiliate, franchisor, franchisee, joint venture, trade association, financial institution, utility, public franchise, provider of financial services, trust, or enterprise and any association thereof. The foregoing does not apply to any person or entity to the extent that such person's interest in Seller is through a US publicly traded entity.

5.1.12       Except as may be shown on the Title Report or Property Contracts and except for any agreements permitted to be entered into pursuant to this Contract (and except for the Master Lease and any property or asset management agreements with respect to the Property, each of which shall be terminated by Seller as of the Closing in accordance with this Contract), to Seller's knowledge, the Property is not subject to any service, supply, equipment rental or similar agreement agreements (collectively, "Service Agreements") other than those described on the Exhibits hereto (including, without limitation, Exhibit E attached hereto and made a part hereof). To Seller's actual knowledge, there are no outstanding material monetary defaults by Seller with respect to its obligations or liabilities under any of the Property Contracts.

5.1.13       Except for the Master Lease (which Master Lease shall be terminated by Seller as of the Closing and shall not be binding on the Property from and after the Closing), Seller has not entered into any other contracts for the sale of the Property nor has Seller granted any rights of first refusal, rights of first offer or options to purchase all or any portion of the Property.

5.1.14       Set forth on Exhibit F attached hereto and made a part hereof is a true, correct and complete list, in all material respects, of all security deposits (indicating, with regard to each such deposit, whether it is in the form of cash, letter of credit or otherwise) held by such Seller from Tenants under the Leases.

5.1.15       Seller has not initiated and, to Seller's knowledge, Seller has not received written notice of, any petitions, actions or hearings with respect to the zoning or rezoning of the Property.

5.1.16       There are no on-going capital improvement projects or other alterations (other than de minimis, immaterial alterations) at any Property (or agreements or contracts to effectuate such capital improvements or alterations) other than the tenant improvement projects identified on Exhibit G attached hereto and made a part hereof.

5.1.17       Seller has not filed, nor has Seller retained anyone to file, notices of protests against, or to commence action to review, real property or personal property tax assessments against the Property (including, without limitation, tax certiorari proceedings) (collectively, "Tax Protest Proceedings"), other than protests or appeals that have been finally resolved or as set forth on Exhibit H attached hereto and made a part hereof. Seller has not received written notice from any Governmental Authority of any special taxes or assessments relating to the Property or any part thereof, or of any planned public improvements that may result in a special tax or assessment against the Property.

5.1.18       To Seller's knowledge, there are no litigation or governmental proceedings currently pending against Seller which relate to the ownership, leasing, use and/or operation of the Property (which for the purposes hereof expressly excludes any noted violation against the Property) other than the tort claims covered by insurance and the matters set forth on Schedule 5.1.18 attached hereto and made part hereof.

5.1.19       To Seller’s knowledge, Seller has received no written notification from any Governmental Authority that (x) all or some portion of the Property violates, in any material respects, any Environmental Laws (as defined below); or (y) any Hazardous Substances (as defined below) have been stored or generated at, released or discharged from or are present upon the Property, except in accordance with all Environmental Laws, in all material respects.

5.1.20       With respect to the Ground Lease, except as shown in the Ground Lease and/or as part of the Submission Matters, and except as set forth herein (i) true, correct and complete copies, in all material respects, of the Ground Lease has been delivered to Purchaser on the Data Site, and the Ground Lease contains the entire agreement between the parties thereto, (ii) to Seller's knowledge, no monetary default by Seller under the Ground Lease has occurred and is continuing; (iii) Ground Lessor has not asserted any claim against Seller for any material failure of performance of any of the material terms of the Ground Lease; and (iv) the Ground Lease has not been terminated, whether by Seller, the Ground Lessor, the operation of law or otherwise, and Ground Lessor has not exercised, or provided a written notice of its intent to exercise, any termination or contraction right under the Ground Lease.

5.1(A). Updated Representations. Subject to the provisions and limitations set forth in Section 6.1.2 hereof, Seller represents and warrants to Purchaser that as of the Closing Date the representations and warranties of Seller contained in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.4(iii), (iv), (v) and (vi) (except as may be modified pursuant to actions permitted under Article 9 hereof) , 5.1.5, 5.1.6, 5.1.7 (subject to Article VIII hereof), 5.1.10, 5.1.11, 5.1.12 (except as may be modified pursuant to actions permitted under Article 9 hereof), 5.1.13, 5.1.14, 5.1.15, 5.1.16 (except as may be modified pursuant to actions permitted under Article 9 hereof), 5.1.17 (except as may be modified pursuant to actions permitted under Article 9 hereof), 5.1.18, 5.1.19 and 5.1.20(ii), (iii) and (iv) (except as may be modified pursuant to actions permitted under Article 9 hereof) of this Contract (each, an "Updated Representation" and, collectively, the "Updated Representations") shall be true and correct in all material respects as of the Closing Date.

5.2       Seller's Knowledge. When used in this Contract or in any certificate or other document delivered pursuant hereto, the phrase "to the best of Seller's knowledge," "to Seller's knowledge," or derivations thereof shall be construed to mean the current, actual knowledge of H. Herbert Myers, without any obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Purchaser acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Purchaser. Purchaser covenants that it will bring no action of any kind against such individual, related to or arising out of these representations and warranties.

5.3       Purchaser's Representations. Purchaser represents and warrants to Seller as of the Effective Date and as of the Closing Date, as follows:

5.3.1       Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation and is, or will be as of Closing, qualified to do business and in good standing in the state in which the Property is located, with full power and authority to enter into and execute this Contract and to consummate the transactions contemplated hereby. Purchaser has received all requisite entity approvals necessary for the execution of this Contract and the consummation of the transactions contemplated hereby and this Contract constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting debtors' and creditors' rights generally and general equitable principles.

5.3.2       To Purchaser's knowledge, neither the execution of this Contract nor the performance by Purchaser of its obligations hereunder will violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a material default under any material Applicable Law.

5.3.3       Neither Purchaser nor any party controlling Purchaser nor to Purchaser's knowledge any other beneficial owner of Purchaser: (i) is listed on OFAC, the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders; (ii) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (iii) to Purchaser's knowledge, is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Order, or (iv) is a Forbidden entity or has engaged in any dealings or transactions, or is otherwise associated, with any Forbidden Entity. The foregoing does not apply to any person or entity to the extent that such person's interest in Seller is through a US publicly traded entity.

5.3.4       It is expressly acknowledged by Purchaser that no financing for this transaction shall be provided by Seller, and this transaction is not subject to any financing contingency.

5.3.5       Purchaser is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Purchaser filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Purchaser, nor is any such proceeding to Purchaser's knowledge threatened or contemplated.

5.4       Survival. The representations and warranties made by Seller in this Contract, including in Section 5.1 and 12.1 hereof, and the representations and warranties made by Purchaser in this Contract, including in Section 5.3 and 12.1 hereof shall be effective as of the Effective Date (and, to the extent set forth in Section 7.2.1(g) hereof, as of the Closing Date) and continue in full force and effect after the Closing for a period of six (6) months (the "Survival Period"); provided, however, that any claim by one party with respect to an alleged breach of such representations and warranties by the other party must be stated in a written notice to the other party and filed in a court of competent jurisdiction on or before the date which is six (6) months from the Closing Date. Notwithstanding the foregoing, if, prior to the Closing, Purchaser has or obtains actual knowledge that any representation or warranty of Seller is inaccurate and Purchaser nonetheless proceeds with the Closing, Seller shall have no liability after the Closing for any such matter as to which Purchaser had actual knowledge prior to Closing. Purchaser shall be deemed to have actual knowledge of all Submission Matters. It is acknowledged and agreed that, for purposes of this Section 5.4, the representations and warranties set forth in Section 5.1 hereof shall be deemed modified as of the Closing Date, as applicable, to the extent set forth in the Seller Certificate (as hereinafter defined), subject to and in accordance with Section 7.2.1(g); it being understood and agreed that any such representation or warranty, as so modified, shall be deemed to survive the Closing Date for a period of six (6) months, subject to the limitations set forth in this Section 5.4.

5.5       Limitation of Seller's Liability. Notwithstanding any provision of this Contract, any agreement or other instrument contemplated by this Contract, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, in no event will Seller's liability to Purchaser hereunder or thereunder collectively exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), in the aggregate (the "Cap"). In addition, Purchaser will not have any right to bring any action against Seller, unless the aggregate amount of all liability and losses sought in such action exceeds Two Hundred Thousand and 00/100 Dollars ($200,000.00), provided that Purchaser shall have the right to recover any liabilities or losses in such action from the first dollar. Without limiting the generality of the foregoing, none of the Seller Affiliates will in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Contract, any agreement or other instrument contemplated by this Contract, or the Property, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim. The provisions of this Section 5.5 shall survive the Closing.

5.6       Net Worth Covenant. To secure the liability of Seller under this Article 5, Seller shall (i) maintain access to Liquid Assets and tangible net worth equal to no less than Cap for the Survival Period, and (ii) shall not sell, dispose of or make distributions of assets of the Seller that cause a breach of the foregoing financial covenant. At Closing and, to the extent requested by Purchaser during the Survival Period (which Seller shall not request more than once per month), Seller will provide a copy of its bank statement or other evidence reasonably available to Seller reflecting that Seller maintains access to the amount of the Cap. For purposes hereof, “Liquid Assets” shall mean, as of any date, the aggregate amount of cash, marketable securities, certificates of deposit and other cash equivalents of Seller (or available to Seller) at such date. If a claim, suit, or demand is made during the Survival Period in accordance with Section 5.4 hereof, then Seller shall continue to maintain access to net worth not less than the amount reasonably determined by Seller to be sufficient to pay the amount of the claim, suit or demand, until such time as such claim, suit or demand is fully resolved by a court of competent jurisdiction. This Section 5.6 shall survive Closing for the Survival Period.

5.7       As Is; Release. (a) Purchaser acknowledges that Purchaser has had and will have the opportunity to independently and personally inspect the Property and the Membership

Interests and that Purchaser has entered into this Contract based upon its ability to make such examination and inspection. Except for the express representations and warranties of Seller contained in Section 5.1 and in the documents executed and delivered by Seller in accordance with the Closing, the Property and the Membership Interests are to be conveyed to and accepted by Purchaser (vis-à-vis Purchaser’s purchase of the Membership Interests) at Closing in their then present condition "AS IS, WITH ALL FAULTS (WHETHER LATENT, PATENT OR DETECTABLE OR NOT), AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", and without any reduction in the Purchase Price for any change in the physical or financial condition occurring from and after the Effective Date. Notwithstanding anything contained herein to the contrary, it is understood and agreed that, except for the express representations and warranties of Seller contained in Section 5.1 and in the documents executed and delivered by Seller in accordance with the Closing, no Person has made and no Person is now making, and Seller specifically disclaims, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property and/or the Membership Interests, including, but not limited to, warranties, representations or guaranties as to (1) matters of title (other than Seller's warranty of title set forth in the Deeds to be delivered at Closing); (2) environmental matters of any kind relating to the Property, the Land or the Improvements or any portion thereof (including the condition of the soil or groundwater beneath the Property); (3) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes; (4) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (5) drainage; (6) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any under shoring; (7) zoning to which the Property or any portion thereof may be subject; (8) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric; (9) usages of adjoining property; (10) access to the Property or any portion thereof, (11) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property and/or the Membership Interests or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property and/or the Membership Interests or any part thereof (including, without limitation, any damage or defect arising out of or related to the COVID-19 pandemic or any weather-related conditions and the Property); (12) the presence of Hazardous Materials (hereinafter defined) in or on, under or in the vicinity of the Property; (13) the condition or use of the Property or compliance of the Property and/or the Membership Interests with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (14) the existence or non-existence of underground storage tanks; (15) any other matter affecting the stability or integrity of the Real Property (including, without limitation, any damage or defect arising out of or related to the COVID-19 pandemic or any weather-related conditions and the Property); (16) the potential for further development of the Property; (17) the existence of vested land use, zoning or building entitlements affecting the Property; (18) the merchantability of the Property or fitness of the Property for any particular purpose (Purchaser affirming that Purchaser has not relied on Seller's or Seller's agents' or employees' skill or judgment to select or furnish the Property and/or the Membership Interests for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular-purpose); or (19) tax consequences. EXCEPT AS EXPRESSLY SET FORTH HEREIN and in the documents EXECUTED AND delivered by Seller in accordance with the Closing, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER SHALL RELY EXCLUSIVELY ON ITS INVESTIGATIONS OF THE PROPERTY AND/OR THE MEMBERSHIP INTERESTS IN DETERMINING WHETHER TO ACQUIRE THEM. PURCHASER IS NOT RELYING UPON ANY REPRESENTATION, OR THE LACK OF SAME, OR SKILL OR JUDGMENT OF SELLER OR SELLER'S AGENTS OR EMPLOYEES TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND PURCHASER ACKNOWLEDGES THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY AND/OR THE MEMBERSHIP INTERESTS ARE FIT FOR ANY PARTICULAR-PURPOSE.

(b)       Seller (subject to the representations and warranties of Seller provided in Section 5.1 hereof) and the Seller Affiliates are hereby released by Purchaser from all responsibility and liability regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property and/or the Membership Interests, or its suitability for any purpose whatsoever. Without limitation of the foregoing, Purchaser specifically releases Seller and the Seller Affiliates from any claims it may have against Seller or any Seller Affiliates now or in the future under any Environmental Laws, arising from the environmental conditions in, on, under or about the Property or the presence of Hazardous Materials, solid wastes, or any other pollutants or contamination in, on, under or about the Property. Upon consummation of the Closing hereunder, the foregoing release shall be deemed to be restated and made again as of the Closing Date and shall survive Closing.

(c)       Purchaser acknowledges that any information of any type which Purchaser has received or may receive from Seller or any Seller Affiliate, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information is being furnished without any warranty whatsoever (it being understood and agreed that the terms of this clause (c) shall not be in derogation of any representations and warranties set forth in Section 5.1 of this Contract). Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation.

(d)       The release under this Section 5.7 includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser's release to Seller and/or the Seller Affiliates.

(e)       Notwithstanding anything to the contrary set forth in this Section 5.7, the foregoing release with respect to Seller only is not intended to and does not cover Purchaser's right to implead Seller with respect to any third party claim for personal injury or property damage which is based on any event, condition or occurrence on or about the Property first arising prior to the Closing Date.

(f)       THE PROVISIONS OF THIS SECTION 5.7 ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER'S ENTERING INTO THIS CONTRACT AND SHALL SURVIVE CLOSING.

ARTICLE 6

CONDITIONS TO CLOSING

6.1       Conditions to Purchaser's Obligation to Close. In addition to the conditions set forth elsewhere in this Contract, the following conditions shall be conditions precedent to the obligation of Purchaser to purchase the Membership Interests on the Closing Date as provided herein:

6.1.1       Seller shall have performed in all material respects all of its material obligations and material covenants hereunder and shall have delivered to Purchaser all of the material items required to be delivered to Purchaser by Seller or Seller's agents pursuant to the terms of this Contract, including, but not limited to, those provided in Section 7.2.1 hereof.

6.1.2 (a) Other than the Updated Representations, all of Seller's representations and warranties contained in this Contract (including in the Seller Certificate) shall be true and correct in all material respects as of the date made (it being understood and agreed that any such representation or warranty shall not be deemed to have been breached and no default shall have occurred hereunder (and Purchaser shall have no right to terminate this Contract or pursue any other remedy against Seller) if such representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts, circumstances or events; for the avoidance of doubt, the provisions in this parenthetical shall not apply to the Updated Representations).

(b)       All Updated Representations shall be true and correct in all material respects as of the Closing Date; provided, however, that, notwithstanding anything contained herein, (i) any Updated Representation shall be deemed to be true and correct in all material respects as of the Closing Date to the extent that prior to the expiration of the Inspection Period, Purchaser obtains knowledge that any of such Updated Representation is not, or is no longer, true and correct in all material respects, (ii) if any representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts, circumstances or events and Seller has not breached, in any material respects, the terms of Article 9 hereof with respect to any such representation or warranty relating to the operation, management or leasing of the Property, then, in any such event, Purchaser shall have no right to terminate this Contract and any such representation or warranty shall not be deemed to have been breached and no default shall have occurred hereunder, and (iii) subject to the foregoing clauses (i) and (ii), if any representation or warranty of Seller is not true and correct in all material respects as of the Closing Date (collectively, "Untrue Representations"), then, in such event, Seller may adjourn the Closing Date for up to thirty (30) days in order to provide Seller with additional time to cause such Untrue Representations to be true and correct in all material respects as of the extended Closing Date (provided that Seller shall not be obligated to expend any amounts or incur any liability in order to cure such Untrue Representations), and the condition set forth in this Section 6.1.2(a) shall be deemed satisfied to the extent that Seller cures such Untrue Representations as provided above.

(c)       Nothing in this Section 6.1.2 shall be deemed to limit Purchaser's rights under this Contract for a breach of any of Seller's covenants under this Contract (subject to any notice and cure rights set forth in this Contract).

6.1.3       The Title Company is committed to issue at Closing owner's policies of title insurance insuring title to each Parcel in the amount of the applicable Allocated Purchase Price on the standard form customary in the state in which such Parcel is located, without regard to any endorsements or extended coverage, subject to the Permitted Encumbrances (collectively, the "Owner's Policy").

6.1.4       No casualty or condemnation has occurred that gives rise to a termination right by Purchaser pursuant to Article 8 (unless Purchaser has failed to timely exercise such termination right in accordance with the provisions thereof).

6.1.5       Tenant Estoppels.

(a)       Estoppel Requirement. Subject to the terms hereof, it shall be a condition to Purchaser's obligation to close that Purchaser shall have received executed estoppel certificates (each an "Estoppel") from (i) the following Tenants: Home Depot U.S.A. Inc., Univar Solutions USA, Inc., Sage Sustainable Electronics LLC, Winncom Technologies Corp., and Torsion Group Corp. (collectively, the "Required Tenants"), and (ii) Tenants (including the Required Tenants) whose leased premises comprise, in the aggregate, at least seventy percent (70%) of the square footage of the Property (inclusive of the estoppel certificates from the Required Tenants). In the event that Seller is unable to deliver the required Estoppels by the Closing Date, Purchaser either may: (A) elect not to purchase the Membership Interests, at which time the Earnest Money shall be returned to Purchaser and this Contract shall be null and void and neither party shall have any further rights or obligations under this Contract, except for the Surviving Obligations; or (B) elect to purchase the Membership Interests notwithstanding Purchaser's failure to receive the required Estoppels, in which event Purchaser shall be deemed to have waived the condition contained in this Section 6.1.5 (and Purchaser's failure to elect option (A) above in writing prior to Closing shall be deemed an election of option (B)). In the event any required Estoppel is not obtained prior to Closing, (i) either Purchaser or Seller, at its option, may adjourn the scheduled Closing Date for a period not to exceed thirty (30) days in order to attempt to obtain the required Estoppels; provided, that as between Purchaser and Seller there shall be an aggregate of thirty (30) day adjournment right in order to attempt to obtain the required Estoppels; provided, further, that to the extent Seller, at its option, delivers to Purchaser one or more Seller’s Estoppels and Seller has then obtained the Estoppels required for Closing under this Section 6.1.5, then, in any such event, Purchaser shall not have the right to adjourn Closing as provided in this clause (i), or (ii) Seller, at its option, may deliver to Purchaser an estoppel letter of Seller in the form of Exhibit I attached hereto and made a part hereof ("Seller's Estoppel"); provided, however, that Seller may not provide Seller's Estoppel with respect to any Required Tenant or for more than twenty (20%) of the square footage of the Property. Seller's liability under any Seller's Estoppel shall expire and be of no further force or effect from and after the expiration of the Survival Period unless Purchaser has made a claim with respect thereto pursuant to the terms of Section 5.4 hereof; provided, however, that, if Seller or Purchaser shall obtain an Estoppel from a Tenant after delivery of such Seller's Estoppel with respect to such Tenant, Seller's Estoppel shall immediately be without further force or effect with respect to such Tenant.

(b)       Procedures for Seeking Estoppel Letters.

(i)	The Estoppels submitted to Tenants shall be in substantially the forms of Exhibit J attached hereto and made a part hereof or in such other form, or containing such certifications, as may be provided for in the applicable Lease and dated no earlier than thirty (30) days prior to the Closing; provided, however, that, to the extent the Closing has been adjourned pursuant to Section 6.1.5(a), such Estoppels must be dated no earlier than thirty (30) days prior to the originally scheduled Closing. As soon as reasonably practicable after the expiration of the Inspection Period, Seller will cause the Manager to prepare an Estoppel for each Tenant and deliver the same to Purchaser for review and approval. Purchaser shall have three (3) business days to object to the proposed Estoppel. In the event that Purchaser has not objected to the Estoppels within three (3) business days, such Estoppels shall be deemed approved and Seller may deliver same to the applicable Tenants for execution. Estoppels that have been approved, or deemed approved, in accordance with the foregoing procedures shall be referred to herein as "Form Estoppel(s)."
(ii)	Seller shall deliver to Purchaser each executed Estoppel received from a Tenant promptly following receipt thereof. If Purchaser has not objected to the executed Estoppel within three (3) business days after receipt thereof, such executed Estoppel shall be deemed approved. If Purchaser properly objects to the executed Estoppel within the specified time period, then, in such event, such executed Estoppel shall not be included in the threshold requirements set forth in Section 6.1.5(a).
(iii)	Purchaser may disapprove an Estoppel only if (x) it is not materially consistent with the terms and conditions of the Lease for such Tenant, (y) it claims any purported material default by the Seller or Tenant, or (z) there is a material deviation between the information in the Estoppel and the Lease or any documentation in the lease file included in the Submission Matters reflecting an agreement between the Seller and Tenant regarding the terms of the Lease (including the landlord-tenant correspondence contained therein). Purchaser shall have no right to object to an executed Estoppel solely because (1) the certifications with respect to absence of defaults or rights of offset have been qualified as being to the Tenant’s knowledge or as being subject to any similar qualification, (2) the Lease has not been attached, (3) Tenant has deleted provisions not specifically required under such Tenant’s Lease, without regard to any requirement to estop to any other matters reasonably requested by the landlord thereunder, (4) the Tenant has substituted its own form of Estoppel, so long as the Tenant's form contains substantially the same information as in Exhibit J hereto or the information required in such Tenant's Lease, or (5) the Tenant has deleted or modified the last sentence in paragraph (5) in the form of Exhibit J.

(iv)	Seller shall use commercially reasonable efforts to obtain Estoppels for all Tenants and Seller shall, upon request of Purchaser, provide Purchaser periodic reports as to the status and receipt of the Estoppels, but Seller shall not be required to incur any third-party expenses in connection therewith, other than de minimis amounts, or bring any action in connection therewith. Any failure of Seller to obtain any Estoppels or to provide such periodic reports upon request of Purchaser shall not be deemed to be a breach of Seller's obligations or a default hereunder.
(v)	Seller shall reasonably cooperate with Purchaser in transmitting to Tenants any form of subordination, non-disturbance and attornment agreement ("SNDA") used in connection with the origination of any financing for Purchaser's acquisition of the Membership Interests, or as otherwise reasonably required by Purchaser's lender; provided, however, that Purchaser's receipt of any executed SNDA is not a condition to Purchaser's obligations hereunder.

6.1.6        Seller shall have received (i) the New Company Organizational Documents from the appropriate Governmental Authority, if applicable, and/or (ii) evidence that the Deeds deeding the Property to the New Companies have been delivered to the Title Company for recording in connection with the Closing. In the event any required New Company Organizational Document or Deeds have not been obtained prior to Closing, Seller, at its option, may adjourn the scheduled Closing Date for a period not to exceed thirty (30) days, in the aggregate, in order to attempt to obtain the required New Company Organizational Documents and/or submit the Deeds for recording, as applicable.

6.1.7       Seller shall request, and use commercially reasonable efforts to obtain prior to Closing, at no cost to Seller (except de minimis costs) and with no further action required, an estoppel certificate from Ground Lessor under the Ground Lease (the "Ground Lease Estoppel"), in substantially the form attached hereto as Exhibit S; provided, however, that Purchaser's receipt of an executed Ground Lease Estoppel is not a condition to Purchaser's obligations hereunder.

6.1.8       Seller shall request, and use commercially reasonable efforts to obtain prior to Closing, at no cost to Seller (except de minimis costs) and with no further action required, an estoppel with respect to each of the recorded documents identified on Schedule 6.1.8 (the “CC&Rs”) in form and substance requested by Purchaser and reasonably acceptable to Seller and dated within forty-five (45) days of Closing, confirming, at a minimum, that there are no defaults or situations or matters which, after notice or the passage of time or both, would constitute a default under the CC&Rs. Seller’s failure to obtain any such estoppel shall not constitute a default by the Seller under this Agreement or a failure of Purchaser’s conditions to Closing under this Agreement. The parties acknowledge that other than requesting any estoppel at a last known address or an address provided by Purchaser, Seller has no other obligations under this Section 6.1.8.

6.2       Conditions to Seller's Obligation to Close. In addition to the conditions set forth elsewhere in this Contract, the following conditions shall be conditions precedent to the obligation of Seller to sell the Membership Interests on the Closing Date as provided herein:

6.2.1       Purchaser shall have delivered the Purchase Price (less the amount of Earnest Money and subject to prorations and other credits provided for in this Contract) and otherwise Purchaser shall performed in all material respects all of its material obligations and material covenants hereunder and shall have delivered to Seller all of the items required to be delivered to Seller by Purchaser or Purchaser's agents pursuant to the terms of this Contract, including, but not limited to, those provided in Section 7.2.3 hereof.

6.2.2       All of Purchaser's representations and warranties shall be true and correct in all material respects as of Closing and Purchaser shall not be in default hereunder as of the Closing.

6.2.3       Purchaser shall have delivered completed Deeds, General Assignments and all New Company Organizational Documents for the New Companies in the form attached hereto and made part hereof. Purchaser shall have paid all reasonable costs and expenses, including Purchaser's (and not Seller's) attorney’s fees, of organizing the New Companies (or there shall be a provision for such payment on the Closing Statement defined below). Purchaser shall have delivered all recording costs associated with conveying the Properties to the New Companies (or there shall be a provision for such payment on the Closing Statement).

6.3       Failure of Condition. If any condition set forth in Section 6.1 or Section 6.2 is not satisfied or waived, then, in such event, subject to the terms of Section 10.5 hereof, the party benefited by such condition may, by written notice to the other party and the Title Company, terminate this Contract, whereupon: (a) subject to the terms of Section 10.5 hereof, the Earnest Money (less the Independent Consideration) shall be delivered to Purchaser (provided, however, that if Purchaser has failed to perform its obligations pursuant to this Contract or is otherwise in default under this Contract, then, in such event, Seller shall be entitled to recover the Earnest Money subject to and in accordance with the provisions of Section 10.1 hereof); and (b) any and all other rights and obligations of each party under this Contract shall terminate, except for the Surviving Obligations. Either party may, at its election, waive any condition for its benefit under this Contract by delivering a written notice of such waiver to the other party.

ARTICLE 7

CLOSING

7.1       Closing Date. Provided all of the conditions to Closing have been satisfied or waived (and provided that this Contract has not been terminated pursuant to any of the applicable provisions hereof, and subject to any adjournment rights of Seller expressly set forth in this Contract), the Closing shall be held at the offices of the Title Company (or such other location as may be mutually agreed upon by Seller and Purchaser) or by delivery of Closing documents in escrow to the Title Company at 3:00 p.m. Eastern time on June 18, 2025, or on such earlier date and time as may be mutually agreed upon in writing by Seller and Purchaser (the "Closing Date"). The wire transfer of the cash portion of the Purchase Price must be actually received by the Title Company no later than 3:00 p.m. Eastern time on the Closing Date.

7.2       Closing Matters.

7.2.1       Seller's Closing Documents. At Closing (or with respect to those items described in Section 7.2.1(a) and (b), prior to Closing), Seller shall execute, deliver and (as applicable) acknowledge the following documents:

(a)       Limited warranty deeds with respect to each Parcel, in the form of Exhibit K, attached hereto and made a part hereof (collectively, the "Deeds", and each, a "Deed"), from Seller to each New Company, modified to the extent necessary to conform with recording and other similar requirements of the State and County where such Parcel is located, subject only to a lien for ad valorem taxes for the year of Closing not yet due and payable and the Permitted Encumbrances;

(b)       One or more bills of sale and assignment, with respect to each Parcel, of Seller's interest, if any, in and to all the Leases, Personalty, Security Deposits and Property Contracts that Purchaser is assuming, and the Warranties (collectively, the "General Assignments"), each in the form of Exhibit L attached hereto and made a part hereof;

(c)       An affidavit with respect to Seller's status as a United States taxpayer, in the form of Exhibit M attached hereto and made a part hereof;

(d)       One or more notices of sale (collectively, "Sale Notice"), each in the form of Exhibit N attached hereto and made a part hereof, addressed to each of the Tenants of the Property and advising them of the transfer of the Property to the New Companies, the transfer of Security Deposits, and the address to which rent should be paid and notices should be sent after Closing;

(e)       One or more owner's affidavits of title, with respect to each Parcel, each in favor of the Title Company in the form of Exhibit O attached hereto and made a part hereof (collectively, the "Owner's Affidavit");

(f)       The Closing Statement;

(g)       To the extent any representations and warranties of Seller set forth in Section 5.1 are no longer true and correct in all material respects as of the Closing Date, a certificate (the "Seller Certificate"), dated as of the date of Closing, stating which representations and warranties of Seller contained in this Contract (including, without limitation, with respect to Leases, Tenants or occupancy of the Property) are no longer true and correct in all material respects as of the Closing Date, and containing a reasonable description of any change in any of the facts, circumstances or events which resulted in any such representations or warranties no longer being true and correct in all material respects; provided, however, that, if any representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts, circumstances or events and Seller has not breached, in any material respects, the terms of Article 9 hereof with respect to any such representation or warranty relating to the operation, management or leasing of the Property, then, in such event, Purchaser shall have no right to terminate this Contract and any such representation or warranty shall not be deemed to have been breached and no default shall have occurred hereunder (it being understood and agreed that nothing in this clause (g) shall be deemed to limit Purchaser’s rights under this Contract for a breach of Seller’s covenants under this Contract);

(h)       Other than the Owner's Affidavit and Non-Imputation Affidavit (as defined below), such additional documents as shall be reasonably requested by the Title Company to satisfy administrative requirements set forth in the Title Report in connection with the issuance of the Owner's Policy; provided, however, that such other documents are without recourse or liability to Seller or Seller's Affiliates whatsoever and without additional cost to Seller (other than in de minimis respects);

(i)       One assignment and assumption agreement, with respect to Seller's interest in and to all the Membership Interests that Purchaser is assuming (the "Membership Interests Assignment"), in the form of Exhibit B attached hereto and made a part hereof;

(j)       One or more non-imputation affidavit, in favor of the Title Company in the form of Exhibit R attached hereto and made a part hereof (collectively, the "Non-Imputation Affidavit");

(k)       An assignment of Seller’s interest in the Ground Lease;

(l)       Certificates of formation and limited liability company operating agreements for each New Company (collectively, the "New Company Organizational Documents") in form, scope and substance satisfactory to Seller;

(m)        One Sixteenth Amendment to Covenants, Conditions and Restrictions as set forth in Quit-Claim Deed, recorded April 1, 1983, in Book 2636, Page H15 affecting 2787-2805, 2829-2843 Charter Street, Columbus, OH 43228 (the “Sixteenth Amendment to Charter Street CCR”), in the form of Exhibit U attached hereto and made a part hereof; and

(n)       All returns, letters and certificates, if any (all of the foregoing collectively, "Transfer Tax Returns") which are required by law and the regulations issued pursuant thereto to be executed by the Seller and/or New Company, as applicable (or are otherwise customarily executed by the seller), either individually or together with Purchaser, in connection with the payment of all state, county or local real property transfer taxes (collectively, "Transfer Taxes") that are payable or arise as a result of the consummation of the transactions contemplated by this Contract, in each case, as the Title Company may require.

7.2.2       Other Closing Actions by Seller. In addition to the documents to be executed and delivered by Seller pursuant to Section 7.2.1, at Closing Seller shall:

(a)       Subject to the same provisions applicable to the delivery of Submission Matters pursuant to Section 3.1 (other than with regard to timeframe), Seller shall use commercially reasonable efforts to deliver to Purchaser at the Closing or at the Property originals of the Leases, the Property Contracts to be assumed by the New Companies, the Warranties and the other Submission Matters or certified copies thereof, in the event copies are not available Seller shall supply Purchaser with the name and contact information for the service provider to acquire same;

(b)       Deliver possession of the Property to Purchaser, subject to the rights of Tenants and the Permitted Encumbrances;

(c)       Deliver an updated Rent Roll for the Property to Purchaser, in the same form as the Rent Roll delivered to Purchaser as part of the Submission Matters, dated no earlier than five (5) days before Closing;

(d)       Deliver all available keys then in Seller's or Manager's possession or control to locks located in the Improvements to Purchaser; and

(e)       Deliver to the Title Company the documents and instruments set forth on Schedule 7.2.2 attached hereto.

7.2.3       Purchaser's Closing Documents. At Closing, Purchaser shall execute, deliver and (as applicable) acknowledge the following documents:

(a)       The Membership Interests Assignment;

(b)       Counterparts of the Sale Notice, signed by Purchaser (which counterparts may be in .pdf copies);

(c)       Counterpart of the assignment of Seller’s interest in the Ground Lease;

(d)       Such other affidavits and documents as may be reasonably required by the Title Company;

(e)       The Closing Statement;

(f)       Counterpart of the Sixteenth Amendment to Charter Street CCR; and

(g)       All Transfer Tax Returns which are required by law and the regulations issued pursuant thereto to be executed by the purchaser (or are otherwise customarily executed by the purchaser) either individually or together with Seller and/or New Company, as applicable, in connection with the payment of all Transfer Taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Contract, in each case, as prepared by Title Company or Seller and duly executed by the Purchaser.

7.2.4       Other Closing Actions by Purchaser. In addition to the documents to be executed, delivered and acknowledged by Purchaser pursuant to Section 7.2.3, at Closing Purchaser shall:

(a)       Deliver the Purchase Price to the Title Company (less the amount of Earnest Money on deposit); and

(b)       Deliver such evidence of the authority and capacity of Purchaser and its representatives as the Title Company may reasonably require.

7.2.5       Prorations and Adjustments. All rentals, revenues and other income generated by the Property and all utilities, real estate taxes, maintenance charges and other operating expenses incurred in connection with the ownership, management and operation of the Property shall be paid or shall be prorated between Seller and Purchaser in accordance with the provisions set forth below. For purposes of such prorations and adjustments, Purchaser shall be deemed to own the Property and therefore be entitled to any revenues and be responsible for any expenses on and from the Closing Date. Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customary practice in the area in which each Parcel is located. Seller shall prepare and deliver to Purchaser at least five (5) business days before the Closing Date a schedule of adjustments prior to the Closing Date and such schedule, once finalized between Seller and Purchaser, shall be part of the settlement statement for the transaction (the "Closing Statement"). Any net adjustment in favor of Purchaser shall be credited against the Purchase Price at the Closing. Any net adjustment in favor of Seller shall be paid in cash at the Closing by wire transfer from Purchaser to Seller. A copy of the Closing Statement agreed upon by Seller and Purchaser shall be executed and delivered by Seller and Purchaser at the Closing.

(a)       Monthly rents (including fixed and additional rent paid on a monthly basis) for the month in which the Closing occurs shall be prorated on a cash basis based upon the actual number of days in the month during which the Closing occurs, and post-Closing collection of rents shall be governed by the provisions of Section 9.2 hereof.

(b)       Seller shall be responsible for the payment of ad valorem taxes (real and personal) and special assessments (collectively, "Taxes") attributable to the Property and due and payable on or before the Closing Date, and Purchaser shall be responsible for the payment of Taxes due and payable after the Closing Date. Taxes for 2025 with respect to the Property shall be prorated at Closing on a cash basis. If Taxes for the year of Closing are not known or cannot be reasonably estimated, such Taxes shall be estimated based the last available tax bill for the Property. After Taxes for the year of Closing are known, adjustments, if needed, will be made between the parties, such adjustment not to occur more than (i) six (6) months after the Closing, or (ii) ninety (90) days after the final settlement of any tax appeal or certiorari proceeding. Any refund or credit of Taxes for the year prior to the year of Closing shall remain the sole property of Seller and, if paid or credited to Purchaser or any New Company, shall be promptly paid to Seller, otherwise the terms of the Leases shall apply with respect to any such refunds or credits. Seller shall also be entitled to its pro rata share of any refund or credit of Taxes for the year in which the Closing occurs, and Purchaser shall pay same promptly following receipt of such refund or credit, otherwise the terms of the Leases shall apply with respect to any such refunds or credits. If any tax appeal or certiorari proceedings shall not have been finally resolved or settled prior to the Closing and shall relate to any tax period which precedes the Closing, Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and any refunds received therefrom, net of any expenses incurred by Seller or any New Company in connection therewith, shall be paid to Seller. With respect to any tax appeal or certiorari proceeding with respect to any period following Closing or any period in which the Closing occurs, Purchaser shall control the disposition of such appeal or proceeding (provided that the settlement of any such appeal shall be subject to the reasonable approval of Seller, not to be unreasonably withheld, delayed or conditioned), and any refunds received therefrom, net of any expenses incurred by Seller or Purchaser in connection therewith, shall be prorated between the parties on the basis of the portions thereof accruing before and after Closing, otherwise the terms of the Leases shall apply with respect to any such refunds or credits. For the avoidance of doubt, the responsibility of filing the tax returns of New Company for federal and state income for the partial year commencing on the date of Closing shall be Purchaser’s responsibility. Further, should such partial year return be audited, the responsibility for dealing with, settling and paying any such tax liability shall be Purchaser’s, and in such regard Purchaser and New Company shall indemnify and hold Seller harmless from and against any and all loss, cost or expense (including reasonable attorneys’ fees and other professional fees) as a result of any liability arising as a result of such audits or with respect to federal or state income tax liability for the period of time from and after the Closing Date. Should Seller be included in such audits, Purchaser shall furnish Seller with all information reasonably required by Seller to permit Seller to respond to the appropriate authorities in a timely and responsive manner.

(c)       To the extent that any additional rent, adjustment rent or escalation payments, if any, including, without limitation, insurance, utilities (to the extent not paid directly by Tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") in connection with the ownership, operation, maintenance and management of the Property, are paid by Tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at and as of Closing. If, as of Closing, Seller has received additional rent, adjustment rent or escalation payments in excess of the amount that Tenants will be required to pay, based on the actual Operating Costs as of Closing, Purchaser shall receive a credit in the amount of such excess. If, as of Closing, Seller or any New Company has received additional rent, adjustment rent or escalation payments that are less than the amount that Tenants would be required to pay based on the actual Operating Costs as of Closing, Purchaser shall pay to Seller the amount of such shortfall at Closing. Operating Costs that are not payable by Tenants either directly or reimbursable under the Leases shall be prorated between Seller and Purchaser and shall be reasonably estimated by the parties if final bills are not available. There shall be a post-closing reconciliation of Operating Costs which shall be performed by Manager after the end of the reconciliation period, which reconciliation shall be subject to the audit rights of Tenants, if any. With respect to utility bill(s) that are not paid directly by the Tenants but rather are paid by the landlord and the proportionate share of such bills are then invoiced by the landlord to Tenants, after Closing, Seller will provide Purchaser with support for any utility invoices paid by the Seller after Closing that are to be billed to Tenants. Thereafter, Purchaser and/or the New Companies will invoice Tenants for the applicable charges and Purchaser agrees to pay to Seller the amounts collected by Purchaser and/or the New Companies within thirty (30) days of collection. The terms of this provision shall survive Closing. All audits and reconciliations related to Operating Costs with respect to the calendar year immediately preceding the calendar year in which the Closing occurs shall be settled prior to the Closing Date.

(d)       All costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Property, including electricity, gas, water and sewer charges, telephone and other public utilities, common area maintenance charges, personal property taxes, excise taxes on rent, business occupational taxes, Seller's contributions to owners' associations or merchant associations or to promotional funds, charges payable under Property Contracts, fees payable under transferable licenses for the operation of the Property, and charges under reciprocal easement agreements, shall be prorated on a cash basis as of the Closing Date based upon the actual number of days in the month during which the Closing occurs. To the extent feasible, utility meters shall be read on the date prior to the date of Closing and all utilities thereafter used shall be paid for by Purchaser and all utilities theretofore used shall be paid by Seller.

(e)       Seller shall retain all cash Security Deposits and the amount thereof shall be credited in favor of Purchaser against the Purchase Price. Purchaser shall replace all outstanding cash utility deposits, if any, paid by Seller in connection with the Property directly with the utility provider(s), and no prorations shall be made therefor.

(f)       Any post-Closing adjustments shall be made as soon as practicable after the Closing but not later than nine (9) months following the Closing Date. Purchaser shall provide an accounting, accompanied by reasonable documentary evidence of the rents, revenues and expenses in question.

(g)       At the Closing, Purchaser shall receive a credit in the amounts set forth on Exhibit P attached hereto and made a part hereof, on account of Tenant Inducement Costs (as hereinafter defined) and the Leasing Costs (as defined below) set forth on Exhibit P hereto to the extent the same have not been paid by Seller or any New Company on or prior to the Closing Date (or, in the case of credits on account of free rent periods, to the extent relating to periods from and after the Closing Date as more particularly set forth in Exhibit Q hereto).

(h)       Purchaser agrees that it shall be responsible for the payment of all Future Commissions. For purposes hereof, the term "Future Commissions" shall mean (1) the leasing commissions set forth on Exhibit C and Exhibit P attached hereto, if any, and made a part hereof, (2) any leasing commissions which may become due and payable (whether before or after the Closing Date) pursuant to any leasing or brokerage agreements in connection with any Lease including by reason of the exercise of any renewal option, extension option, expansion option, right of first offer, right of first refusal or similar right or option or the lapse or waiver of any right of cancellation exercised or becoming effective following April 10, 2025 (the "Contract Award Date"), and (3) all leasing commissions which may become due and payable (whether before or after the Closing Date) in connection with any new Leases entered into between the Contract Award Date and the Closing Date which have been approved (or deemed approved) by Purchaser to the extent required by the terms hereof. If, as of the Closing Date, Seller and/or any New Company shall have paid any Future Commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing; provided, that Seller shall supply invoices and statements for all such leasing commissions to Purchaser prior to the Closing Date. For the avoidance of doubt, at the Closing, Purchaser shall receive a credit in the amounts set forth on Exhibit P attached hereto and made a part hereof, but it shall be Purchaser’s responsibility to pay any such related Future Commissions pursuant such leasing or brokerage agreements in connection with any Lease.

(i)       Purchaser further agrees that it shall be responsible for the payment of all Future Tenant Inducement Costs. For purposes hereof, the term "Future Tenant Inducement Costs" shall mean (1) the Tenant Inducement Costs set forth on Exhibit D and Exhibit P attached hereto and made a part hereof, (2) any Tenant Inducement Costs which may become due and payable (whether before or after the Closing Date) pursuant to any Lease by reason of the exercise of any renewal option, extension option, expansion option, lease of additional space, right of first offer, right of first refusal or similar right or option or the lapse or waiver of any right of cancellation exercised or becoming effective following the Contract Award Date, and (3) all Tenant Inducement Costs which may become due and payable (whether before or after the Closing Date) in connection with any new Leases entered into between the Contract Award Date and the Closing Date which have been approved (or deemed approved) by Purchaser to the extent required by the terms hereof. If as of the Closing Date Seller and/or any New Company shall have paid any Tenant Inducement Costs for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances. For the avoidance of doubt, at the Closing, Purchaser shall receive a credit in the amounts set forth on Exhibit P attached hereto and made a part hereof, but it shall be Purchaser’s responsibility to pay any such related Future Tenant Inducement Costs pursuant to the Leases.

(j)       Notwithstanding anything herein to the contrary, there shall be no proration or credit in favor of either party for taxes, utilities or other operating expenses or amounts to the extent a Tenant is obligated under its Lease to pay the same directly to the applicable third party, including, without limitation, the applicable service provider and/or Governmental Authority entitled to payment.

(k)       At the Closing, Purchaser shall receive a credit in the amounts set forth on Exhibit Q attached hereto and made a part hereof, on account of the Rent Abatements set forth on Exhibit Q hereto to the extent relating to periods from and after the Closing Date.

(l)       The provisions of this Section 7.2.5 shall survive the Closing.

7.3       Closing Costs. Seller shall pay (i) one-half of the closing and escrow fee charged by the Title Company, (ii) its proportionate share of the prorations as set forth in Section 7.2.5 hereof, (iii) the costs allocated to Seller in Section 7.3.1 below, and (iv) its own attorneys' fees. Purchaser shall pay (i) the cost of the Title Report (and any update thereto), (ii) the cost of the Updated Survey (and any update thereto), (iii) all costs associated with Purchaser's financing (if any), including, without limitation, documentary stamp tax and intangible tax on any mortgages, deeds of trust or other instruments to be recorded against the Property and the premium for any lender's title insurance policy, (iv) all inspections undertaken pursuant to ARTICLE 3 hereof, (v) one-half of the closing and escrow fee charged by the Title Company, (vi) its proportionate share of the prorations as set forth in Section 7.2.5 hereof, (vii) the costs allocated to Purchaser in Section 7.3.1 below, (viii) the costs set forth in Section 6.2.3 hereof, and (ix) its own attorneys' fees. Except as otherwise provided in this Section 7.3, all other expenses hereunder shall be apportioned between Seller and Purchaser in accordance with local custom. The provisions of this Section 7.3 shall survive the Closing.

7.3.1       State Specific Closing Costs:

(i)       Seller shall pay the cost of: (A) obtaining and recording any releases of any mortgages, liens or other encumbrances that are not Permitted Encumbrances, (B) one-half of the base premium for the Owner’s Policy, excluding any extended coverage and endorsements thereto; and (C) any Transfer Taxes attributable to the transactions contemplated by this Contract.

(ii)       Purchaser shall pay the cost of: (A) recording the Deeds and the Ground Lease Assignment; (B) one-half of the base premium for the Owner’s Policy; (C) any extended coverage endorsements or policies requested or required by Purchaser or its lender in excess of the base premium for the Owner’s Policy (including, but not limited to, any non-imputation endorsement); (D) the Updated Surveys, if applicable; (E) the recording costs of the Sixteenth Amendment to Charter Street CCR; and (F) all state and county mortgage taxes.

ARTICLE 8

DAMAGE TO PROPERTY

8.1       Casualty; Condemnation. Seller agrees to give Purchaser prompt notice of any casualty affecting the Land, the Improvements or any portion of the Personalty between the Effective Date and the Closing Date (other than a de minimis or immaterial casualty) or of any actual or threatened (in writing) taking or condemnation of all or any portion of the Land or the Improvements.

8.1.1       If prior to the Closing there shall occur:

(a)       damage to the Real Property comprising the Property on a collective basis caused by fire or other casualty (each, a "Casualty") which would cost Nine Million Six Hundred Fifty Thousand and 00/100 Dollars ($9,650,000.00) or more to repair or restore such Real Property, ("Material Casualty") as reasonably determined by an independent consultant selected by agreement of Purchaser and Seller. Closing shall be extended for such independent consultant requires to determine the cost to repair or restore such Real Property; provided, that, the Closing Date shall not be extended later than twenty (20) days after the independent consultant makes its determination; provided, however, that, to the extent the Closing has been adjourned pursuant to Section 8.1.1(a), Purchaser and Seller acknowledge that Estoppels shall be dated no earlier than thirty (30) days prior to the originally scheduled Closing; or

(b)       the taking or condemnation involving either: (i) the taking or condemnation affecting more than three percent (3%) of the rentable area comprising the Improvements on a collective basis; or (ii) the permanent loss of all access to the Property from a public road ("Material Taking");

then in any such event, Purchaser may at its option terminate this Contract by notice to Seller within ten (10) days after Purchaser has received the notice referred to above or at the Closing, whichever is earlier, and, upon such an election by Purchaser to terminate this Contact, the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, obligations or liabilities hereunder, other than the Surviving Obligations. If Purchaser or Seller does not elect to terminate this Contract in accordance with the preceding sentence, then the Closing shall take place as provided herein without abatement of the Purchase Price, and Seller shall assign to the New Companies at the Closing without recourse or warranty all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence and Purchaser shall receive as a credit against the Purchase Price the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses).

8.1.2       If prior to the Closing there shall occur damage to the Property other than a Material Casualty, or a taking or condemnation other than a Material Taking, then in any such event, Purchaser shall have no right to terminate its obligations under this Contract, but there shall be assigned to the New Companies at Closing without recourse or warranty all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence and Purchaser shall receive as a credit against the Purchase Price the amount of any unpaid deductible applicable to such insurance proceeds (less any portion of the deductible that has been applied to covered losses).

ARTICLE 9

INTERIM AND POST-CLOSING RESPONSIBILITIES

9.1       Interim Responsibilities.

9.1.1       Management of the Property. Seller agrees that during the period between the Effective Date and the Closing Date or earlier termination of this Contract:

(a)       Seller will manage and lease the Property or will cause the Property to be managed and leased under policies substantially similar to those existing immediately prior to the Effective Date, provided that neither Seller nor any of the New Companies shall have any obligation to make any capital improvements, repairs or replacements to the Property or any portion thereof;

(b)       Seller will maintain (or cause to be maintained) property and liability insurance coverage in the ordinary course of Seller's business with respect to the Property from the Effective Date through the Closing Date or earlier termination of this Contract;

(c)       Seller will not grant any lien or cause any instrument to be recorded that would further encumber the Property in any manner, other than memoranda of lease and/or subordination, non-disturbance and attornment agreements with respect to Leases entered into in accordance with the terms hereof or liens or encumbrances to be discharged as of the Closing Date, or other ordinary course encumbrances (even if not discharged at the Closing Date) such as standard utility easements or other instruments;

(d)       Seller will endeavor to deliver to Purchaser copies of any material written notices sent by Seller after the Effective Date to any Tenant under the Leases or any contractors or vendors under any Service Agreements alleging any material monetary default by such party under such Leases or such Service Agreements, as applicable; provided, however, that Seller shall not be in default or breach hereunder for the failure to deliver any such notices;

(e)       Seller will endeavor to deliver to Purchaser copies of any material written notices received by Seller after the Effective Date from any Tenant under the Leases alleging any material monetary default by Seller under such Leases; provided, however, that Seller shall not be in default or breach hereunder for the failure to deliver any such notices;

(f)       Seller will endeavor to deliver to Purchaser copies of any material written notices received by Seller after the Effective Date, and of which Seller has actual knowledge, from any Governmental Authority alleging a material violation of a material Applicable Law; provided, however, that Seller shall not be in default or breach hereunder for the failure to deliver any such notices; and

(g)       Seller shall not solicit any letters of intent, offers or similar documentation in regards to the sale of the Property and/or Membership Interests to any third parties.

(h)       Seller shall not make any capital improvements or other alterations to the Property that are, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), or enter into any agreements or contracts to effectuate such capital improvements or alterations that are, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), without Purchaser's prior written approval, which approval may be withheld by Purchaser in its sole and absolute discretion, other than (i) de minimis, immaterial alterations, (ii) any work reasonably required under emergency circumstances or in the event of a casualty, or (iii) any capital improvements that Tenants are permitted to make under the terms of their respective Leases.

9.1.2       Leasing.

(a)       During the period from the Effective Date until the expiration of the Inspection Period, Seller agrees to reasonably inform Purchaser in writing (which may be via email) as to the status of negotiations for any new Lease or any amendment or modification of any existing Lease (other than an amendment to evidence the Tenant's exercise of a right to renewal, extension or expansion in accordance with the terms set forth in the Lease) (collectively, a "Leasing Action"), provided that, until the expiration of the Inspection Period, (i) Purchaser shall not have the right to (A) be present or otherwise included for any such negotiations in connection with any Leasing Action, or (B) communicate (whether orally, in writing or by any other means) with any Tenant, prospective tenant, lender or any Person acting or purporting to act on behalf of any Tenant, prospective tenant or lender, with respect to any Leasing Action, and (ii) Purchaser shall not have any consent or approval rights over the terms, covenants or conditions of any Leasing Action, which terms, covenants and conditions shall be satisfactory to Seller in its sole and absolute discretion, (iii) under no circumstance shall the execution or delivery of any Leasing Action be a condition precedent to Purchaser's obligations to close hereunder, and (iv) Seller shall not be in default under this Contract for failure to inform Purchaser of any Leasing Action which is not consummated pursuant to the execution and delivery of all documents and instruments evidencing such Leasing Action.

(b)       During the period from the expiration of the Inspection Period to the Closing Date, if (x) Purchaser is not in default under this Contract and/or (y) this Contract has not been terminated, then, in any such event, Seller agrees not to enter into any Leasing Action without the prior written consent of Purchaser, not to be unreasonably withheld, delayed or conditioned. If Seller provides Purchaser with written notice of a proposed Leasing Action, together with a copy of such Leasing Action, then, in such event, Purchaser shall have four (4) business days within which to object in writing to such proposal. Any proposal not objected to by Purchaser within such four (4) business day period shall be deemed approved by Purchaser and shall constitute Purchaser's agreement to assume any specified obligations incurred in connection with such proposal, including, without limitation, any Tenant Inducement Costs, if, and only if, the Closing occurs.

(c)       Supplementing the foregoing, Purchaser acknowledges and approves the Lease Actions list on Schedule 9.1.2 attached hereto and made a part hereof.

(d)       For the avoidance of doubt, it is not a condition precedent to Purchaser's obligation to close hereunder that Seller enters into any Leasing Action.

9.2       Post-Closing Collection of Rents. For a period not to exceed one hundred twenty (120) days after the Closing, Purchaser and the New Companies shall use commercially reasonable efforts to collect rents and additional rents that were delinquent as of the Closing Date, or that were unbilled as of the Closing Date, in the ordinary course of Purchaser's and the New Companies’ operation of the Property following Closing, and Seller shall have no right to collect such rents following the Closing. Any payments received from Tenants after the Closing which are either designated as payments for common area maintenance adjustments, escalations, payments for services, indemnity, recoveries or other similar items, or which are otherwise readily identifiable as such, and which accrued prior to Closing, shall be adjusted between Seller and Purchaser and Seller's share thereof shall be paid promptly and shall not be applied to outstanding current rents. Any rents collected after Closing which were delinquent as of Closing shall be applied first to the month in which Closing occurred, then to current rents and then, out of any excess remaining, Purchaser shall reimburse Seller for Seller's pro rata portion of any remaining delinquent rents owing as of the Closing Date; provided, however, that Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect such delinquent rents. If, after using such efforts, Purchaser is unable to collect any delinquent rents, Purchaser shall have no liability for its failure to do so.

9.3       Leasing Costs. Provided Closing occurs, Purchaser shall be solely liable for all Leasing Costs in connection with any new Leases and amendments or modifications of Leases or other Leasing Actions which have been or may be entered into after the Contract Approval Date. For purposes of the foregoing, "Leasing Costs" shall include all costs and expenses incurred in connection with a Lease or amendment or modification, including leasing commissions, tenant finish allowances, costs of tenant improvements to be performed by the landlord, free rent periods, marketing costs and reasonable legal fees in connection with execution of lease documentation and any SNDA's. At Closing, Purchaser shall reimburse any Leasing Costs for which it is liable hereunder and which have been paid or incurred by Seller and/or the New Companies prior to Closing, and shall pay any Leasing Costs for which it is liable hereunder and which are due and outstanding as of Closing. In addition, Purchaser shall assume in writing any leasing commission agreements and construction and design contracts with respect to Leasing Costs for which Purchaser is liable hereunder. Seller acknowledges and agrees that the terms of this Section 9.3 shall not be in derogation of Purchaser’s right to a credit under Section 7.2.5(g) hereof.

ARTICLE 10

REMEDIES

10.1       Seller's Remedies. In the event Purchaser fails to pay the Purchase Price and other amounts under this Contract (as adjusted pursuant to this Contract) or to otherwise consummate the purchase of the Membership Interests following notice and a reasonable opportunity to cure such failure subject to the last sentence of this Section 10.1 (except if due to a failure of a Purchaser condition to Closing or failure by Seller to perform any of its obligations hereunder in all material respects) Seller shall be entitled to terminate this Contract and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder.

Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. The foregoing provisions of this Section 10.1 shall not be deemed to limit any rights or remedies of Seller under this Contract with respect to any Surviving Obligations. Notwithstanding anything contained herein, Purchaser shall not be entitled to any notice or cure period with respect to any failure by Purchaser to (x) pay the Purchase Price or any other amounts under this Contract, upon the applicable payment date set forth in this Contract, or (y) execute and deliver to Seller (and/or the Title Company, as applicable) on the scheduled Closing Date any documents required to be executed and delivered upon Closing in accordance with the provisions of this Contract (including, without limitation, Section 7.2.3 hereof) ) (it being agreed and understood that the obligations pursuant to clauses (x) and (y) shall be deemed to be material for purposes of this Section 10.1).

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10.2       FURTHER, BY THEIR SEPARATELY INITIALING THIS SECTION 10.2, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS CONTRACT WAS EXECUTED.

SELLER'S INITIALS: HHM__________

PURCHASER'S INITIALS: BPC__________

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10.3       Purchaser's Remedies. In the event Seller fails to perform its material obligations in any material respects pursuant to this Contract within five (5) business days following receipt by Seller of notice of such failure (or such reasonable period of time if such failure cannot reasonably be cured within five (5) business days), for any reason except (a) failure by Purchaser to perform hereunder, or (b) a termination of this Contract by Seller or Purchaser pursuant to the terms hereof, Purchaser may, as its sole remedy, either terminate this Contract by giving Seller timely written notice of such election prior to or at Closing or enforce specific performance of this Contract against Seller. In the event Purchaser elects to terminate this Contract, the Earnest Money shall be returned to Purchaser, and thereafter, other than the Surviving Obligations, neither Purchaser nor Seller shall have any further rights or obligations hereunder. In no event shall Seller be liable for consequential, speculative, remote or punitive damages, or any other damages, and Purchaser hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages, or any other damages. Purchaser shall be deemed to have elected to terminate this Contract and receive back the Earnest Money and other amounts described above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred (and Purchaser agrees that its failure to timely commence such an action for specific performance within such sixty (60) period shall be deemed a waiver by Purchaser of its right to commence an action for specific performance). Purchaser agrees, as part of the consideration for Seller entering into this Contract, that Purchaser will not, under any circumstances, place or attempt to place a lis pendens on the Land or Improvements or any part thereof and/or the Membership Interests, except in connection with an action for specific performance in accordance with the terms of this Section 10.3; any violation of this covenant shall constitute a Purchaser default hereunder, and Seller may cause any such lis pendens to be cancelled of record as a matter of right in addition to its other rights and remedies. Notwithstanding the foregoing, if Seller defaults under this Contract (following notice and a reasonable opportunity to cure) in a manner which prevents Purchaser from exercising the remedy of specific performance (i.e., by conveying the Membership Interests to another party prior to the expiration of Purchaser's right to seek specific performance), then Purchaser shall be entitled to recover from Seller an amount equal to the reasonable, documented, out-of-pocket costs (including reasonable professional and attorneys' fees) actually incurred by Purchaser, such amount not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate, for (1) attorney's fees and disbursements in connection with the negotiation and execution of this Contract and performance of title review and other due diligence review in connection with the contemplated purchase of the Membership Interests pursuant to this Contract, and (2) any examinations, investigations, tests and inspections undertaken by Purchaser with respect to the Property in accordance with this Contract.

10.4       Attorneys' Fees. In the event either party hereto is required to employ an attorney because of the other party's default, the defaulting party shall pay the nondefaulting party's reasonable attorneys' fees incurred in the enforcement of this Contract, it being understood and agreed that the determination of the defaulting party shall be included in the matters which are the subject of any action or suit. The terms of this Section 10.4 shall survive the Closing.

10.5       Disposition of Earnest Money. In the event of a termination of this Contract by either Seller or Purchaser, the Title Company is authorized to deliver the Earnest Money to the party entitled to same pursuant to the terms hereof on or before the third (3rd) business day following receipt by the Title Company and the nonterminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Title Company that it disputes the right of the other party to receive the Earnest Money, prior to the expiration of such three (3) business day period, provided, however, that Seller shall have no such right to dispute in the event of timely termination by Purchaser under Section 3.3 above. In the event of any dispute hereunder, the Title Company shall have the right to interplead the Earnest Money into the Supreme Court of the State of New York, New York County. All attorneys' fees and costs and expenses of the Title Company incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money in the event that such money is interplead or if it is distributed in part to both parties, then in the inverse proportion of such distribution. The terms of this Section 10.5 shall survive the termination of this Contract.

ARTICLE 11

MISCELLANEOUS

11.1       Entire Contract. This Contract contains the entire agreement of the parties hereto and supersedes and replaces any letter of intent or term sheet between the parties, which the parties hereby agree is null and void and of no further force or effect. There are no other agreements, oral or written, and this Contract can be amended only by written agreement signed by the party against whom enforcement is sought.

11.2       Successors and Assigns. This Contract, and the terms, covenants, and conditions herein contained, shall be covenants running with the Land and shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Purchaser shall have no right to assign its rights or delegate its duties under this Contract to any person or entity without Seller's prior written consent, which may be withheld in Seller's reasonable discretion, except that Purchaser may assign this Contract at or prior to Closing to one or more Affiliates of Purchaser under the control or management of Purchaser, without the prior written consent of Seller in each instance; provided, however, that such assignee shall expressly assume in writing each and every obligation of Purchaser hereunder pursuant to an assignment and assumption agreement executed by Purchaser and such assignee prior to Closing (and a copy of such fully executed assignment and assumption agreement shall be delivered to Seller promptly following such execution thereof and, in any event, prior to Closing). A change in control of Purchaser without Seller's written approval shall be deemed an assignment of this Contract, where "control" means either (1) ownership of more than 50% of the direct or indirect ownership interests in an entity or (2) possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of voting securities, by contract or otherwise. In the case of any assignment (or change of control) under this Section 11.2, the originally named Purchaser shall not be released from any of the obligations of "Purchaser" under this Contract, and the originally named Purchaser and Purchaser's assignee shall be jointly and severally liable for of the obligations of Purchaser under this Contract.

11.3       Notice. Any notice, request, reply, approval, consent or other communication (collectively, "Notice") given pursuant to this Contract shall be in writing and shall be (a) hand delivered to the intended addressee, (b) sent by nationally recognized overnight courier, or (c) sent by email transmission, provided an original is received by the addressee from a nationally recognized overnight courier within one (1) business day of the email. All notices shall be effective upon delivery to the address of the addressee as set forth below.

Purchaser:	20 Custom House Street 11th Floor Boston, Massachusetts 02110 Attn: Benjamin P. Coues and Anne A. Hayward Email: [***]

with a copy to:	Frost Brown Todd LLP 10 W Broad St., #2300 Columbus, Ohio 43215 Attention: Tim Wieher Email: [***]

Seller:	c/o Investcorp International, Inc. 280 Park Avenue, 36th Floor New York, NY 10017 Attention: H. Herbert Myers and Dwight Richardson Email: [***]

With a copy to:	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Attention: David J. Furman, Esq.

Email: [***]

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party. A Notice delivered by a party's attorney on its behalf by one of the delivery methods prescribed by this Section 11.3 shall be deemed effective for all purposes of this Contract.

11.4       Reporting Person. Purchaser and Seller hereby designate Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

11.5       Time. Time is of the essence as to Purchaser's and Seller’s obligations under this Contract, including, without limitation, as to all payments, inspection periods, review periods and notice dates hereunder.

11.6       Governing Law; Submission to Jurisdiction. The laws of the State in which the Parcels are situated shall govern the validity, construction, enforcement, and interpretation of this Contract, and Purchaser and Seller each irrevocably submits to the exclusive jurisdiction of the federal courts in such State for the purposes of any suit, action or other proceeding arising out of this Contract or any transaction contemplated hereby. This Section 11.6 shall survive any termination of this Contract or the Closing.

11.7       Currency. All dollar amounts are expressed in United States currency.

11.8       Interpretation. All exhibits attached and referred to in this Contract are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Contract. Section headings shall not be used in construing this Contract. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Contract. As such, the terms of this Contract shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Contract should be resolved against the drafting party, shall not be employed in the interpretation of this Contract or any amendments, modifications or exhibits hereto or thereto. Whenever the words "including", "include" or "includes" are used in this Contract, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Schedule, Exhibit, Article and Section references in this Contract shall be deemed to refer to the Schedules, Exhibits, Articles and Sections in this Contract.

11.9       No Survival of Obligations; Acceptance of Deeds. Except as otherwise expressly otherwise provided herein, the terms, conditions, warranties, representations, obligations and rights set forth herein shall not survive Closing or any termination of this Contract. The delivery of the Deeds and assignment of the Membership Interests by Seller and the acceptance of the Deeds by the New Companies and the acceptance of the Membership Interests by Purchaser shall be deemed full compliance by Seller of all of Seller's obligations under this Contract except for those representations and warranties and those obligations of Seller which are specifically stated to survive the assignment of the Membership Interests or the Closing hereunder. Notwithstanding anything in this Contract to the contrary, Purchaser agrees that if Purchaser has any right or claim against Seller pursuant to the Deeds or the Membership Interest Assignment delivered by Seller at or before Closing, Purchaser shall exhaust all of its rights and remedies against the Title Company or otherwise pursuant to the Owner's Policy prior to bringing any claim or action against Seller in respect of such warranties. This Section 11.9 shall survive the Closing or any termination of this Contract.

11.10       Business Days. In the event that any date or any period provided for in this Contract shall end on a Saturday, Sunday or legal holiday where the Property is located, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

11.11       Independent Consideration. Notwithstanding anything to the contrary set forth herein, a portion of the Deposit in the amount of One Hundred and 00/100 Dollars ($100.00) (the "Independent Consideration") shall be delivered to Seller and shall be deemed to be independent consideration for Seller entering into this Contract on the terms and conditions set forth herein. The Independent Consideration shall be non-refundable in any and all circumstances whatsoever.

11.12       No Recordation. Except as provided in the last sentence of this Section 11.12, without the prior written consent of Seller in its sole and absolute discretion, there shall be no recordation of either this Contract or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Contract or memorandum hereof by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Contract shall, at the option of Seller, terminate and be of no further force and effect and all Earnest Money deposited hereunder shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other. Purchaser agrees not to file any lis pendens or other instrument against all or a portion of the Property and/or the Membership Interests in connection herewith except as permitted pursuant to the terms of Section 10.3 hereof. In furtherance of the foregoing, Purchaser (i) acknowledges that the filing of a lis pendens or other evidence of Purchaser's rights or the existence of this Contract against all or a portion of the Property could cause significant monetary and other damages to Seller, and (ii) hereby agrees to indemnify Seller from and against any and all claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Purchaser of any of its obligations under this Section 11.12. Notwithstanding the foregoing, Purchaser shall not be precluded from filing a lis pendens in conjunction with an action for specific performance that is permitted under Section 10.3 hereof.

11.13       Waiver of Trial By Jury. EACH PARTY TO THIS CONTRACT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS CONTRACT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS CONTRACT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS CONTRACT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. The provisions of this Section 11.13 shall survive the Closing or termination of this Contract.

11.14       No Waiver. Failure by any party to enforce against any other party any term or provision of this Contract shall not waive such party's right to enforce against any other party the same or any other term or provision. No waiver by any party hereto of any condition hereunder for its benefit shall constitute a waiver of any other or further right, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or any other rights. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or subsequent breach hereof. No extensions of time for the performance of any obligations shall be deemed or construed as an extension of time for the performance of any other obligation.

11.15       Counterparts. This Contract may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signatures transmitted via facsimile and/or electronic mail shall be deemed originals.

11.16       Further Assurances. The parties agree to execute such instructions to the Title Company and such other instruments or to do such further acts as may be reasonably necessary to carry out the provisions of this Contract; provided, however, that no party shall be obligated to provide such other instruments and to do such further acts that would materially increase such party's liabilities hereunder or materially decrease such party's rights hereunder. The provisions of this section shall survive the Closing.

11.17       Non-Assumption of Seller's Liabilities. Purchaser is acquiring the Membership Interests from Seller and is not the successor of Seller. Purchaser does not assume or agree to pay or indemnify Seller or any other person or entity against any liability, obligation or expense of Seller relating to the Property in any way except as expressly set forth in this Contract or in any document executed by Purchaser at the Closing.

11.18       Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any direct or indirect officer, director, employee, trustee, shareholder, member, manager, investor, partner, principal, parent, subsidiary or other Affiliate of Seller (or Manager), including, without limitation, Investcorp International Realty, Inc., or any officer, director, employee, trustee, shareholder, partner, manager, member, investor or principal of any such parent, subsidiary or other affiliate (collectively, the "Seller Affiliates"), arising out of or in connection with this Contract or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Contract or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any Seller Affiliates, with respect to any matters arising out of or in connection with this Contract or the transactions contemplated hereby.

11.19       No Third Party Beneficiaries. The provisions of this Contract and of the documents to be executed and delivered at Closing in accordance herewith are and will be for the benefit of Purchaser and Seller (and the Seller Affiliates, with respect to any indemnification provisions in their favor in accordance herewith) only and are not for the benefit of any Person, and accordingly, no other Person shall have the right to enforce the provisions of this Contract or of the documents to be executed and delivered at Closing in accordance herewith.

11.20       No Joint Venture. This Contract does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of the Seller and Purchaser specifically established hereby.

11.21       Press Releases. The parties, their Affiliates, employees, and/or agents shall not directly or indirectly issue any press release with respect to the subject matter of this Contract that mentions, directly or indirectly, "Investcorp", Seller, or any Seller Affiliates, Purchaser, or any of Purchaser's Affiliates and/or any economic term hereof, without the prior written consent of the other party hereto. The provisions of this Section 11.21 shall survive the Closing or earlier termination of this Contract.

11.22       Section 1031 Exchange. Either party may consummate the purchase or sale (as applicable) of the Membership Interests as part of a so-called like kind exchange (an "Exchange") pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller's or Purchaser's obligations under this Contract; (b) the exchanging party shall effect its Exchange through an assignment of this Contract to a qualified intermediary; (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the other party had the exchanging party not consummated the transaction through an Exchange. Neither party shall by this Section 11.22 or acquiescence to an Exchange desired by the other party have its rights under this Contract affected, increased or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with § 1031 of the Code.

11.23       3-14 Audit Deliveries. Purchaser has informed Seller that Purchaser and/or its auditors will be required to complete, with respect to certain matters relating to the Property, an audit, pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “3-14 Audit”). In connection with the 3-14 Audit, from the Closing Date until the one hundred twentieth (120th) day thereafter, Seller agrees to provide Purchaser and/or its auditors any existing additional financial documentation in Seller’s possession that Purchaser reasonably requests for purposes of any 3-14 Audit regarding the operation of the Property for calendar year 2024 and the year in which the Closing occurs through June 30, 2025; provided, however, that (A) Purchaser shall not request any operating statements or other documentation that has already been provided by Seller to Purchaser in the Data Room, (B) Seller makes no representation or warranty whatsoever in connection with any documents or information provided pursuant to the terms of this Section 11.23, (C) Seller shall have no liability whatsoever for any breach of the terms of this Section 11.23, and (D) Seller shall not be required to expend any amounts (other than de minimis or immaterial amounts) or bring any action to comply with the terms of this Section 11.23. The provisions of this Section shall survive Closing for a period of one hundred twenty (120) days. Seller agrees that Max Leo is the contact for requests under this Section 11.23 and may be contacted via email at mleo@investcorp.com.

11.24       Confidentiality. The parties acknowledge that the economic terms and the identity of the parties to this Contract and the terms of Section 1.2 are of a confidential nature and shall not be disclosed except (a) on an need to know basis to Purchaser’s or Seller’s respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders, agents, advisors or investors; (b) as otherwise required by law or regulation (including the rules and regulations of a securities exchange); and (c) as pursuant to this Contract, including, but not limited to, Section 11.21. Notwithstanding the foregoing, Section 3 of the Access Agreement shall remain in full force and effect, and to the extent that the provisions of the Access Agreement are inconsistent with the provisions set forth in this Section 11.24, the provisions set forth in the Access Agreement shall govern and control in each instance.

ARTICLE 12

REAL ESTATE COMMISSIONS

12.1       Commissions. Seller and Purchaser each hereby severally represents to the other party hereto that it has not contacted any agent, broker or other similar party with respect to the transactions contemplated by this Contract other than Cushman & Wakefield U.S., Inc. (the "Broker"). Seller shall be solely responsible for paying any commissions owing to the Broker as a result of the transactions contemplated by this Contract which shall be paid pursuant to the terms of a separate agreement between Seller and the Broker. Seller hereby agrees to indemnify and hold Purchaser harmless from the claims of any agent, broker or other similar party claiming by, through or under Seller with respect to the transactions contemplated by this Contract other than the Broker, and this indemnification shall survive the Closing. Purchaser hereby agrees to indemnify and hold Seller harmless from the claims of any agent, broker or other similar party claiming by, through or under Purchaser with respect to the transactions contemplated by this Contract, and this indemnification shall survive the Closing or earlier termination of this Contract.

ARTICLE 13

ESCROW PROVISIONS

13.1       By executing the joinder hereto, Title Company agrees to hold the Earnest Money pursuant to the provisions of this Contract and upon the following terms:

13.1.1       The Title Company shall have no duties or responsibilities other than those expressly set forth herein. The Title Company shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. The Title Company shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than the Title Company) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Contract hereinafter referred to and except for joint instructions given to the Title Company by Seller and Purchaser relating to the Earnest Money and except as otherwise provided in Section 10.5, Title Company shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

13.1.2       In its capacity as escrow agent, the Title Company shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by the Title Company to have been signed by the proper person, except that the Title Company shall act in accordance with Section 10.5 in connection with the disposition of the Earnest Money. The Title Company may assume that any person purporting to give any notice hereunder has been duly authorized to do so. The Title Company is acting as a stakeholder only with respect to the Earnest Money. Promptly after the receipt by the Title Company of (a) notice of any demand by either party claiming that it is entitled to the Earnest Money or (b) any other claim or the commencement of any action, suit or proceeding by either party, the Title Company shall, if a claim in respect thereof is to be made against any of the other parties hereto, send a copy of such notice to the other party and inform the other party of such claim; but the failure by the Title Company to give such notice shall not relieve any party from any liability which such party may have to the Title Company hereunder.

13.1.3       It is understood and agreed that the duties of the Title Company are purely ministerial in nature. The Title Company shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Except with respect to the disposition of the Earnest Money pursuant to Section 10.5, the Title Company may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Title Company), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Title Company to be genuine and to be signed or presented by the proper person or persons. The Title Company shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Contract or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of New York, or a Federal court in such jurisdiction or a writing delivered to the Title Company signed by the proper party or parties (subject to Section 10.5) and, if the duties or rights of the Title Company are affected, unless it shall give its prior written consent thereto.

13.1.4       The Title Company shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Title Company does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.

13.1.5       Except in connection with the Title Company's willful misconduct or gross negligence, the Title Company shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by the Title Company (as escrow agent), including reasonable attorneys' fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Contract, the services of the Title Company hereunder or the monies held by it hereunder.

13.1.6       From time to time on and after the Effective Date, Seller and Purchaser shall deliver or cause to be delivered to the Title Company such further documents and instruments and shall do and cause to be done such further acts as the Title Company shall reasonably request (it being understood that the Title Company shall have no obligation to make any such request except as reasonably required herein) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

13.1.7       The Title Company may resign at any time as the escrow agent hereunder upon giving five (5) days' prior written notice to that effect to both Seller and Purchaser. In such event, the successor escrow agent shall be a nationally recognized title insurance company or other person acceptable to both Seller and Purchaser. Such party that will no longer be serving as escrow agent shall deliver, against receipt, to such successor escrow agent, the Earnest Money held by such party, to be held by such successor escrow agent pursuant to the terms and provisions of this Contract. If no such successor has been designated on or before such party ceases to be escrow agent hereunder, whether by resignation or otherwise, its obligations as escrow agent shall continue until such successor is appointed; provided, however, that its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction or upon mutual direction of Purchaser and Seller, whereupon the Title Company shall make disposition thereof in accordance with such order or such mutual direction. If no successor escrow agent is designated and qualified within five (5) days after its resignation is effective, such party that will no longer be serving as escrow agent may apply to any court of competent jurisdiction for the appointment of a successor escrow agent.

ARTICLE 14

DEFINITIONS

In addition to terms capitalized and defined elsewhere in this Contract, as used in this Contract, the following capitalized terms shall have the respective meanings ascribed to them:

14.1       Affiliate shall mean, with reference to a Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) any officer, director or partner of such Person, or (c) any company of which such Person is an officer, director or partner. For the purposes hereof, the term "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

14.2       Applicable Laws shall mean any and all presently existing and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority applicable to the Property.

14.3       Closing shall mean the consummation of the sale of the Membership Interests to Purchaser in accordance with the terms of this Contract.

14.4       Environmental Laws shall mean (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) and the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.); and (2)

any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

14.5       Governmental Authority shall mean the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Property.

14.6       Hazardous Material shall mean any substance:

(a)       the presence of which requires investigation or remediation under any statute, regulation, ordinance, order or policy of a Governmental Authority; or

(b)       which is defined as a "hazardous waste," "hazardous substance," pollutant, or contaminant under Environmental Laws, other than cleaning supplies, solvents and other substances typically used at the Property and other comparable properties held and used in commercially reasonable amounts and methods and in accordance with Environmental Laws.

14.7       Manager shall mean DI Management LLC, an Ohio limited liability company.

14.8       Master Lease shall mean individually and/or collectively, as the context may require, (i) that certain Amended and Restated Master Lease, dated as of June 14, 2024, by and among Seller and Master TT Lessee, as amended from time to time and (ii) that certain Amended and Restated Master Lease, dated as of June 14, 2024, by and among Seller and Master NS Lessee, as amended from time to time.

14.9       Master Lessee shall mean individually and/or collectively, as the context may require, Master NS Lessee and Master TT Lessee, each a Delaware limited partnership.

14.10       Master NS Lessee shall mean DARICE NS TT, L.P., a Delaware limited partnership.

14.11       Master TT Lessee shall mean OHIO I&L TT, L.P., a Delaware limited partnership.

14.12       Person shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

[Signature page follows.]

IN WITNESS WHEREOF, this Contract has been duly executed in multiple counterparts (each of which is to be deemed original for all purposes) by the parties hereto.

SELLER:

OH I&L LL, LLC,

a Delaware limited liability company

By:    /s/ H. Herbert Myers___________________

Name: H. Herbert Myers

Title: President

PURCHASER:

PLYMOUTH INDUSTRIAL REIT, INC.
a Maryland corporation

By:    /s/ Benjamin P. Coues__________________

Name: Benjamin P. Coues

Title: SVP

[Signature Page to Contract of Sale and Purchase]

JOINDER BY TITLE COMPANY

The undersigned, referred to in the foregoing Contract as the "Title Company," hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract on this 29th day of May, 2025, and accepts the obligations of the Title Company as set forth therein. Upon receipt thereof, the Title Company hereby agrees to hold the Earnest Money as directed in this Contract and to distribute the Earnest Money in accordance with the terms and provisions of the Contract.

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY

By: /s/ Danielle Rosso
Name: Danielle Rosso
Title: First Vice President

Address:	2 Hudson Place, 5th Floor Hoboken, NJ 07030 Attention: Danielle Rosso

Telephone:    [***]

THE SCHEDULES AND EXHIBITS TO THIS EXHIBIT 10.1 HAVE BEEN OMITTED PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THIS EXHIBIT 10.1 OR THE DISCLOSURE DOCUMENT. THE REGISTRANT WILL FURNISH SUPPLEMENTALLY COPIES OF SUCH SCHEDULES AND EXHIBITS TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.